UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MBIA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MBIA Inc.	Daniel P. Kearney
113 King Street	Chairman
Armonk, NY 10504	Joseph W. Brown
914-273-4545	Chief Executive Officer

March 19, 2012

Dear Owners:

You are cordially invited to attend the annual meeting of MBIA shareholders on Tuesday, May 1, 2012 at 10:00 a.m. in our headquarters office at 113 King Street, Armonk, New York.

Our agenda for this year’s meeting is for shareholders to:

•	vote on the election of Directors;

•	express their opinion, on an advisory basis, on executive compensation;

•	approve the Company’s 2005 Omnibus Incentive Plan as amended through March 2012; and

•	ratify the selection of independent auditors for 2012.

After the formal agenda is completed, Jay Brown will be happy to answer any questions you may have.

Even if you do not plan to attend the annual meeting, we urge you to vote your shares. Instructions for using all of the available voting options are included in the enclosed proxy statement.

We appreciate your continued support on these matters and look forward to seeing you at the meeting.

Very truly yours,

Daniel P. Kearney Chairman	Joseph W. Brown Chief Executive Officer

MBIA Inc.

Notice of Annual Meeting of Shareholders

and Proxy Statement

Dear Shareholders:

We will hold the 2012 Annual Meeting of MBIA Inc. (“MBIA” or the “Company”) Shareholders at the Company’s principal executive offices located at 113 King Street, Armonk, New York 10504, on Tuesday, May 1, 2012 at 10:00 a.m. EDT in order for shareholders to:

1.	elect eight Directors for a term of one year, expiring at the 2013 Annual Meeting;

2.	express their opinion, on an advisory basis, on the compensation paid to the Company’s named Executive Officers (“NEOs”) as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including under the “Compensation discussion and analysis” and “Executive compensation tables” sections of the proxy statement;

3.	approve the Company’s 2005 Omnibus Incentive Plan as amended through March 2012;

4.	ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2012; and

5.	transact any other business as may properly come before the meeting.

These items are more fully described in the following pages.

This year, we have again elected to adopt the SEC rules that allow companies to furnish proxy materials to their shareholders over the Internet. The Notice of Internet Availability of Proxy Materials (the “Notice”) provided to shareholders contains instructions on how to access our 2011 Annual Report to Shareholders and proxy materials for the 2012 Annual Meeting online, how to request a paper copy of these materials and how to vote your shares. We expect to furnish the Notice to shareholders and make proxy materials available beginning on or about March 21, 2012.

The Notice provides instructions regarding how to view our proxy materials for the 2012 Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and vote, you will need to visit www.proxyvote.com and have available your 12-digit control number(s) contained on your Notice. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them or you own shares of MBIA Inc. in the MBIA Inc. 401(k) Plan or MBIA Inc. Non-Qualified Retirement Plan. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before April 17, 2012. To request paper copies, shareholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. Please note that if you request materials by email, send a blank email with your 12-digit control number(s) (located on the Notice) in the subject line.

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions below under “General Information––Voting” to vote your shares using the Internet. After submitting your vote, follow the prompts to sign up for electronic delivery.

Sincerely,

Ram D. Wertheim
Secretary

113 King Street

Armonk, New York 10504

March 19, 2012

General information

How it works. The Board of Directors of the Company is soliciting shareholders’ proxies in connection with the Annual Meeting of Shareholders to be held at the Company’s principal executive offices located at 113 King Street, Armonk, New York 10504, on Tuesday, May 1, 2012 at 10:00 a.m. EDT. Only shareholders of record at the close of business on March 7, 2012 may vote at the Annual Meeting. As of March 7, 2012, there were 193,744,037 shares of our common stock (which is our only class of voting stock) outstanding and eligible to be voted. Treasury shares are not voted. Each shareholder has one vote for each share of MBIA common stock that he or she owned on the record date for all matters being voted on at the Annual Meeting.

A quorum is constituted by the presence, in person or by proxy, of holders of our common stock representing a majority of the number of shares of common stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

Voting. If you hold shares in more than one account (e.g., you are a shareholder of record, own shares in the Company’s 401(k) Plan or Non-Qualified Retirement Plan, and beneficially own shares in one or more personal brokerage account, or any combination of the foregoing), you may receive more than one Notice and/or proxy card. Accordingly, in order to vote all of your shares, you will need to vote more than once by following the instructions on each of the items you receive.

You may vote using the following methods:

Internet. You may vote on the Internet up until 11:59 PM Eastern Time the day before the meeting by going to the website for Internet voting on the Notice or proxy card (www.proxyvote.com) and following the instructions on your screen. Have your Notice or proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.

Telephone. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day and up until 11:59 PM Eastern Time the day before the meeting, and following the prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card. Notice recipients should first visit the Internet site listed on the Notice before voting by telephone.

Mail. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided or as directed on the voting instruction form.

In Person. You may vote your shares in person by attending the Annual Meeting and submitting your proxy at the meeting. If your shares are held in the name of a bank, broker or other holder of record (i.e., your shares are held in “street name”), to vote at the Annual Meeting, you must obtain a legal proxy executed in your favor from the holder of record and bring it to the Annual Meeting in order to vote.

You can revoke your proxy at any time before the Annual Meeting. If your shares are held in street name, you must follow the instructions of your broker to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise the Secretary in writing before the proxies vote your common stock at the meeting, deliver later dated proxy instructions, or attend the meeting and vote your shares in person. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions, we recommend that you revoke or amend your prior instructions in the same way you initially gave them – that is, by telephone, Internet, or mail. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our Board recommends.

If your shares are held in street name, you may receive voting instructions from the holder of record. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Brokers do not have discretionary authority to vote on the election of Directors (Proposal 1), the advisory vote on NEO compensation (Proposal 2) or the vote to approve the Company’s 2005 Omnibus Incentive Plan as amended through March 2012 (Proposal 3). Please instruct your broker so your vote can be counted.

Dissenters’ rights. Under Connecticut law, dissenters’ rights are not available with respect to the matters included in the formal agenda for the 2012 Annual Meeting of Shareholders.

Miscellaneous. The cost to prepare and mail these proxy materials will be borne by the Company. Proxies may be solicited by mail, in person or by telephone by Directors, officers and regular employees of the Company without extra compensation and at the Company’s expense. The Company will also ask bankers and brokers to solicit proxies from their customers and will reimburse them for reasonable expenses. In addition, the Company has engaged MacKenzie Partners, Inc. of New York City to assist in soliciting proxies for a fee of approximately $12,500 plus reasonable out-of-pocket expenses.

A copy of the Company’s Annual Report on Form 10-K is available on the Company’s website, www.mbia.com, under the “SEC Filings” tab or by writing to Shareholder Information at MBIA Inc., 113 King Street, Armonk, New York 10504.

Board of Directors corporate governance

The Board of Directors and its committees

The Board of Directors supervises the overall affairs of the Company. To assist it in carrying out these responsibilities, the Board has delegated authority to the four regular committees described below. In addition, the Board has also appointed the Special Litigation Committee, which is also described below, as a temporary special committee to investigate certain shareholder claims. The Board previously established a temporary Demand Review Committee to investigate certain shareholder claims, which was dissolved in 2011. The Board of Directors met seven times in regular sessions during 2011. In addition to its regular sessions, the Board met one time in a special session during 2011. The Board of Directors has regularly scheduled non-management Director meetings. Pursuant to the “MBIA Inc. Board Corporate Governance Practices,” each Director is expected to attend at least 75% of all Board meetings and committee meetings of which that Director is a member. All of the Directors met this requirement in 2011. The MBIA Inc. Board Corporate Governance Practices can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” tab, and are available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 113 King Street, Armonk, New York 10504. The Company does not have a policy on Director attendance at annual meetings of shareholders. The 2011 Annual Meeting was attended by each of the Company’s Directors and Mr. Gilbert, who was elected to the Board at the meeting.

Regular Board committees. Each regular Board committee has a charter, which can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” tab, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 113 King Street, Armonk, New York 10504. The committees are described below.

Executive Committee. The Executive Committee, which at year-end consisted of Messrs. Kearney (Chair), Brown, Coulter and Vaughan, met one time in a special session during 2011. This Committee is authorized to exercise powers of the Board during intervals between Board meetings, subject to limitations set forth in the By-Laws of the Company and the Committee’s Charter.

Finance and Risk Committee. The Finance and Risk Committee, which at year-end consisted of Messrs. Rinehart (Chair), Brown, Coulter, Gilbert and Lee, met four times in regular sessions during 2011. This Committee assists the Board in monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity risks and risk management, (iii) enterprise market risks and risk management, (iv) credit risk and risk management in the Company’s operations, and (v) compliance with regulatory financial requirements and risk limits and with the Company’s capital and risk policies, requirements and limits as approved by the Committee and the Board from time to time.

Compensation and Governance Committee. The Compensation and Governance Committee (the “Compensation Committee”), which at year-end consisted of Mr. Coulter (Chair), Dr. Gaudiani, and Messrs. Gilbert, Kearney and Vaughan, met five times in regular sessions during 2011. In accordance with the Compensation Committee Charter and the listing standards of the New York Stock Exchange, each of the Compensation Committee members is independent. As part of its specific role, it is responsible for (i) setting the overall compensation principles of the Company, (ii) overseeing executive compensation, (iii) reviewing the Company’s compensation and benefit program, (iv) overseeing significant organizational and personnel matters, (v) determining the membership, size and composition of the Board, (vi) setting Directors’ compensation, (vii) selecting Directors to serve on the Board committees, and (viii) developing corporate governance principles and practices.

The Board approves the CEO’s compensation level and approves the recommendations of the Compensation Committee for the other NEOs’ compensation levels. Since 2005, the Compensation Committee has retained compensation consulting firms to assist and advise it in conducting reviews of the Company’s compensation plans for appropriateness and to assess the competitiveness of the Company’s compensation levels relative to market practice.

Compensation and Governance Committee interlocks and insider participation. No member of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. During 2011, no NEO served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers is or has been a Director of the Company or a member of the Company’s Compensation Committee.

Audit Committee. The Audit Committee, which at year-end consisted of Messrs. Vaughan (Chair), Kearney, Rinehart and Shasta, met five times in regular sessions and one time in a special session during 2011. In accordance with the Audit Committee Charter and the listing standards of the New York Stock Exchange, each of the Audit Committee members is independent. In addition, the Board has designated Messrs. Kearney, Rinehart, Shasta and Vaughan as the “audit committee financial experts” (as defined under applicable SEC rules) on the Audit Committee. This Committee assists the Board in monitoring the (i) integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) qualifications and independence of the Company’s independent auditor, (iii) performance of the Company’s internal audit function and independent auditor, (iv) Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) performance of the Company’s operational risk management function.

Special Litigation Committee. The Special Litigation Committee, which at year-end consisted of Messrs. Coulter (Chair) and Vaughan, met 11 times in special sessions during 2011. The Committee is responsible for investigating, analyzing and evaluating the matters raised in certain shareholder demand letters received by the Company in 2008 and 2010 and to determine what action, if any, the Company should take with respect to such matters.

Process for Director searches

Potential Director nominees are selected in light of the Board’s needs at the time of recommendation. The Compensation Committee assesses potential nominees on various criteria, such as relevant business and other skills and experience, personal character and judgment and diversity of experience. The Compensation Committee also considers the ability of potential nominees to devote significant time to Board activities. The independence and financial literacy of potential nominees, as well as their knowledge of and familiarity with the Company’s businesses, are additional considerations in the Compensation Committee’s selection process.

The Compensation Committee has generally engaged a third-party search firm to assist in identifying and evaluating potential nominees. Potential nominees are reviewed and evaluated first by the third-party search firm, which then forwards all nominees for review and evaluation by the Chair of the Compensation Committee and then, at the Chair’s discretion, by the entire Compensation Committee, which decides whether to recommend a candidate for consideration by the full Board. Potential nominees are interviewed by each member of the Compensation Committee, the Chairman and the CEO.

The Compensation Committee would evaluate potential nominees suggested by shareholders on the same basis as all other potential nominees, and accordingly does not have or believe it needs a policy with regard to the consideration of Director candidates nominated by shareholders. Shareholders may recommend a potential nominee by sending a letter to the Company’s Corporate Secretary at MBIA Inc., 113 King Street, Armonk, New York 10504. No potential nominees were recommended by shareholders in 2011.

Consideration of board diversity. The MBIA Inc. Board Corporate Governance Practices include guidelines for selecting Directors. Under the Board Corporate Governance Practices, in selecting nominees for the Board, the Board seeks a combination of active or former senior business executives of major complex businesses (from different industry sectors), leading academics, and individuals with substantial records of business achievement, government service or other leadership roles in the not-for-profit sector, including individuals with specific knowledge and experience relevant to the Company’s business. These guidelines for selecting candidates for nomination to the Board promote board diversity among board members, and the Compensation Committee and the Board evaluate the composition of the Board in order to assess the effectiveness of the guidelines. The results of these evaluations inform the process for identifying candidates for nomination to the Board.

Board leadership structure

The offices of Chairman of the Board and CEO of the Company are separate. The Chairman is responsible for presiding over meetings of the Board and the Company’s shareholders and performing such other duties as directed by the Board. The CEO is responsible for formulating policy and strategic direction for the Company and executing the Company’s business plan and strategy under plans approved by the Board, providing management of the Company’s day-to-day operations, hiring, directing and retaining senior management, serving as spokesperson for the Company and performing such other duties as directed by the Board or required by law.

The Chairman and CEO roles were separated in 2009 as a means of enhancing the Company’s corporate governance at the recommendation of Mr. Brown. Given that the roles of CEO and Chairman are well defined, the Board does not believe there is a risk of confusion or duplication between the two positions.

Board and Board committee roles in risk oversight

The Board and its committees oversee different risks faced by the Company and its subsidiaries. The Board regularly evaluates and discusses risks associated with strategic initiatives, and the CEO’s risk management performance is one of the criteria used by the Board in evaluating the CEO. On an annual basis, the Board also evaluates and approves the Company’s risk tolerance guidelines. The purpose of the risk tolerance guidelines is to delineate the types of risk considered tolerable and justifiable within the Company, and to provide the basis upon which risk criteria and procedures are developed and applied consistently across the Company. The Board’s Audit Committee and its Finance and Risk Committee also play an important role in overseeing different types of risks.

The Audit Committee oversees risks associated with financial and other reporting, auditing, legal and regulatory compliance, and risks that may otherwise result from the Company’s operations. The Audit Committee oversees these risks by monitoring (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) the performance of the Company’s operational risk management function.

The Finance and Risk Committee oversees the Company’s credit risk governance framework, market risk, liquidity risk and other material financial risks. The Finance and Risk Committee oversees these risks by monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity risks and risk management, (iii) enterprise market risks and risk management, (iv) credit risk and risk management in the Company’s operations, and (v) compliance with regulatory financial requirements and risk limits and with the Company’s capital and risk policies, requirements and limits as approved by the Committee and the Board from time to time. The Finance and Risk Committee’s responsibilities help manage risks associated with the Company’s investment and insured portfolios, liquidity and lines of business.

At each regular meeting of the Board, the Chairs of each of these committees report to the full Board regarding the meetings and activities of the committee.

Shareholder communications

Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by contacting the Chairman of the Board, Mr. Kearney, by regular mail sent to 1550 North State Parkway, #1002, Chicago, IL 60610.

Company Standard of Conduct

The Company has adopted a Standard of Conduct that applies to all Directors and employees, including the Chief Executive Officer, Chief Financial Officer and Controller, and certain third parties. The Standard of Conduct, which also constitutes a code of ethics as that term is defined in Item 406(b) of Regulation S-K, can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” tab, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 113 King Street, Armonk, New York 10504. The Company intends to satisfy the disclosure requirements of Form 8-K regarding an amendment to, or waiver from, an element of its code of ethics enumerated in Item 406(b) of Regulation S-K by posting such information on the Company’s website, www.mbia.com, under the “Ethics and Governance” tab.

Independent Directors’ compensation

Directors’ retainer and meeting fees. In 2011, the Company paid Directors who are not Executive Officers an annual retainer fee of $75,000 plus an additional $2,000 for attendance at each Board meeting and each meeting of each committee on which they served (and $1,000 for each special telephonic meeting). The Company also paid each Committee Chair an annual Committee Chair retainer of $25,000. As Chairman, Mr. Kearney is paid an additional retainer of $125,000. New board members are paid a $2,000 orientation fee.

An eligible Director may elect annually to receive retainer and meeting fees either in cash or in shares of common stock on a quarterly basis with no deferral of income, or to defer receipt of all or a portion of such compensation until a time following termination of such Director’s service on the Board. A Director electing to defer compensation may choose to allocate deferred amounts to either a hypothetical investment account (the “Investment Account”), or a hypothetical share account (the “Share Account”), which have been set up to credit such deferred payments. Such deferral elections are made under the MBIA Inc. 2005 Non-Employee Director Deferred Compensation Plan. The total number of shares reserved under the plan is 300,000 shares, subject to adjustment in the event of any stock dividend or stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, rights offering to purchase common stock at a price substantially below fair market value or other similar corporate change.

Amounts allocated to the Investment Account are credited to a hypothetical money market account earning hypothetical interest based on the Barclays U.S. Government/Credit Index. Amounts allocated to the Share Account are converted into share units with each such unit representing the right to receive a share of common stock at the time or times distributions are made under the plan. Dividends are paid as stock units each quarter if applicable. Distributions of amounts allocated to the Share Account are made in shares of common stock. No transfers are permitted between the accounts. In 2011, Directors had elected to receive their retainer and meeting fees as follows: Dr. Gaudiani and Messrs. Gilbert, Rinehart, Shasta and Vaughan directly as cash payments; Messrs. Coulter and Lee directly in shares of common stock; and Mr. Kearney and Dr. Meyer as a deferral into the Share Account.

Directors’ restricted stock grants. In addition to the annual cash fees payable to Directors for 2011, the Company also granted Directors an award of restricted stock in 2011 with a value of $100,000 at the time of grant. New Directors elected to the Board also receive a one-time grant of restricted stock with a value of $100,000 at the time of grant. The Director restricted stock grants are awarded under the MBIA Inc. 2005 Omnibus Incentive Plan (the “Omnibus Plan”), which was approved by the Board and the shareholders in 2005.

The restricted stock granted to Directors is subject to forfeiture restrictions and restrictions on transferability. The period of restriction generally continues until the 10th anniversary of the date of the restricted stock grant. The restriction period applicable to a restricted stock award will lapse and the shares of restricted stock will become freely transferable prior to the 10th anniversary of the date of the restricted stock grant upon the earlier of: (i) the death or disability of a participating Director, (ii) a change of control in the Company as defined in the Omnibus Plan, (iii) the Company’s failure to nominate a participating Director for re-election, or (iv) the failure of the shareholders to elect a participant Director at any shareholders meeting. Unless otherwise approved by the Compensation Committee of the Board, if a participating Director leaves the Board for any reason other than the foregoing at any time prior to the 10th anniversary of the date of the restricted stock grant, all unvested shares will revert back to the Company. During the restricted period, a participating Director receives dividends, if applicable, with respect to, and may vote, the restricted shares.

Directors’ total compensation components. Directors’ compensation for 2011 consisted of the following components, with 2010 compensation shown for reference.

Director total compensation components	2011	2010
Board Annual Retainer	$75,000	$75,000
Committee Chair Retainer	$25,000	$15,000
Chairman Retainer	$125,000	$125,000
Board & Committee Meeting Fee (per meeting)	$2,000	$2,000
Special Telephonic Meeting Fee (per meeting)	$1,000	$1,000
New Board Member Orientation Fee (per day)	$2,000	$2,000
Annual Restricted Stock Grant	$100,000	$75,000
New Director Restricted Stock Grant	$100,000	$100,000

Directors’ total compensation for 2012. No change to Director compensation is expected for 2012.

Directors’ total compensation paid in 2011. The following table is a summary of total compensation paid in 2011 for each of the Directors. The Company does not provide perquisites to its Directors.

Name (a)	Retainer ($) (b)	Meeting Fees ($) (c)	Stock Awards ($) (d) (1)	All Other Compensation ($) (e)	Total Compensation ($) (f)
David A. Coulter	125,000	38,000	100,000	0	263,000
Claire L. Gaudiani	75,000	24,000	100,000	0	199,000
Steven J. Gilbert (2)	37,500	13,000	200,000	0	250,500
Daniel P. Kearney	225,000	35,000	100,000	0	360,000
Kewsong Lee	75,000	22,000	100,000	0	197,000
Laurence H. Meyer (3)	37,500	12,000	0	0	49,500
Charles R. Rinehart	106,250	33,000	100,000	0	239,250
Theodore Shasta	75,000	25,000	100,000	0	200,000
Richard C. Vaughan	100,000	43,000	100,000	0	243,000
1	The amounts shown represent the grant date fair value (dollar amount) of restricted stock awards granted on May 4, 2011.

2	Mr. Gilbert was elected as a new Director on May 4, 2011.

3	Dr. Meyer’s directorship ended on May 4, 2011.

Directors’ deferred compensation balances and equity holdings as of December 31, 2011. As described under “Directors’ retainer and meeting fees” above, a Director may choose to allocate deferred amounts to either an Investment Account or a Share Account. The following table represents Directors’ account balances under the Investment and Share Accounts (deferred retainer and meeting fees) and restricted stock and stock unit holdings as of December 31, 2011. Amounts shown for stock holdings are based on $11.59 per share, the closing fair market value of the shares on December 31, 2011. Totals for 2010 are shown for reference.

Name	Investment Account Balance ($)	Share Account Balance ($)	Share Account Balance (#)	Restricted Stock Holdings ($)	Restricted Stock Holdings (#)	Restricted Stock Unit Holdings ($)	Restricted Stock Unit Holdings (#)	Total as of 12/31/11 ($)	Total as of 12/31/10 ($)
David A. Coulter	-	-	-	502,971	43,397	-	-	502,971	395,035
Claire L. Gaudiani	275,786	141,743	12,230	505,776	43,639	40,464	3,491	963,769	849,218
Steven J. Gilbert	-	-	-	242,231	20,900	-	-	242,231	-
Daniel P. Kearney	-	1,340,272	115,640	505,776	43,639	40,464	3,491	1,886,512	1,493,127
Kewsong Lee	-	-	-	502,971	43,397	-	-	502,971	395,035
Charles R. Rinehart	-	-	-	595,946	51,419	-	-	595,946	491,218
Theodore Shasta	-	-	-	471,064	40,644	-	-	471,064	362,026
Richard C. Vaughan	-	-	-	457,805	39,500	-	-	457,805	348,310

Executive Officer Directors. Mr. Brown served as a Director and received no compensation for his services during 2011 as Director.

Directors’ stock ownership guidelines. The Company has Director stock ownership guidelines to align Directors’ interests with those of our shareholders. Under these guidelines, within four years of first being elected, a Director is expected to own Company stock worth approximately five times their annual retainer. This includes stock owned directly and under the share account and restricted stock. As of December 31, 2011, all of the Directors have satisfied the stock ownership guidelines, except for Mr. Gilbert who was elected as a new Director in 2011.

Audit Committee report

The Audit Committee is composed of four Independent Directors who are not employees or officers of the Company. In the business judgment of the Board, these Directors are free of any relationship that would interfere with their independent judgments as members of the Audit Committee.

This report of the Audit Committee covers the following topics:

1.	Respective Roles of the Audit Committee, Company management and the Independent Registered Public Accounting Firm (“Independent Auditors”)

2.	2011 Activities

3.	Limitations of the Audit Committee

1. Respective roles of the Audit Committee, Company management and the Independent Auditors

We are appointed by the Board of Directors of the Company to monitor (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements and (v) the performance of the Company’s operational risk management function. We also recommend to the Board of Directors the selection of the Company’s outside auditors.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the Company’s Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The independent auditors, PricewaterhouseCoopers LLP (“PwC”), are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and expressing an opinion with respect to the fair presentation of the consolidated financial statements in accordance with accounting standards generally accepted in the United States of America and the effectiveness of internal control over financial reporting.

2. 2011 Activities

In performing our oversight role for 2011, we have:

•	considered and discussed the audited financial statements for 2011 with management and the independent auditors;

•

discussed and reviewed all communication with the auditors, as required by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance” and SEC Rule 2-07, “Communication with Audit Committees.” We have received a letter from the independent auditors as required by Public Company Accounting Oversight Board Rule 3526, “Communications with Audit Committees Concerning Independence.” In connection with this requirement, PwC has not provided to the Company any information technology consulting services relating to financial information systems design and implementation;

•	considered the other non-audit services by the Company’s independent auditors and concluded that such services were not incompatible with maintaining their independence;

•	reviewed and discussed with management and PwC the Company’s critical accounting policies, estimates and judgments; and

•	performed other functions as set forth in the Audit Committee Charter.

Based on the reviews and discussions we describe in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

3. Limitations of the Audit Committee

As members of the Audit Committee, we are not employees of the Company nor are we professionally engaged in, nor experts in the practices of, auditing or accounting. Nor are we experts with respect to determining auditor independence. We rely on the information, representations, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the Company, its legal counsel, independent accountants or other persons with professional or expert competence. Therefore, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PwC is in fact “independent.” Furthermore, the Audit Committee has not conducted independent procedures to ensure that management has maintained appropriate accounting and financial reporting principles or internal controls designed to assure compliance with accounting standards and applicable laws and regulations.

Date: February 21, 2012

The Audit Committee

Mr. Richard C. Vaughan (Chair)

Mr. Daniel P. Kearney

Mr. Charles R. Rinehart

Mr. Theodore Shasta

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation discussion and analysis

This Compensation discussion and analysis (“CD&A”) discusses in detail the 2011 compensation program for the Company’s named Executive Officers (the “NEOs”): Jay Brown, C. Edward Chaplin, Clifford Corso, William Fallon and Anthony McKiernan. The CD&A also discusses the compensation of Mr. Mitchell Sonkin, who was an Executive Officer of the Company until his retirement from the Company on June 30, 2011.

Mr. Brown is our Chief Executive Officer. Mr. Chaplin is the co-President, Chief Financial Officer and Chief Administrative Officer of the Company. Mr. Corso is the Chief Executive Officer and Chief Investment Officer of Cutwater Asset Management Corp., the Company’s asset management business, and is Executive Vice President and Chief Investment Officer of the Company. Mr. Fallon serves as co-President and Chief Operating Officer. Mr. McKiernan serves as Vice President and Chief Portfolio Officer of the Company, having replaced Mr. Sonkin in that role on July 1, 2011. Mr. Sonkin was an Executive Vice President and Chief Portfolio Officer of the Company until June 30, 2011. Since June 30, 2011, Mr. Sonkin has been a consultant to the Company with respect to certain remediation matters.

The Company’s subsidiaries are primarily regulated by the New York State Department of Financial Services (“NYSDFS”) with which the Company maintains an active and ongoing dialogue. Following discussions with the NYSDFS, Messrs. Brown, Chaplin, Fallon and Ram Wertheim, Executive Vice President, Chief Legal Officer and Secretary of the Company, concluded it was in the best interest of the Company not to take cash bonuses or long-term incentive awards (“LTI”) for 2011.

1. Compensation philosophy

The goals of our compensation program are to attract, retain and motivate a highly skilled team of employees whose superior performance will build long-term shareholder value on a cost effective basis, to align our senior executives’ interests with shareholders, to avoid any incentives to take any unreasonable risks and to ensure that we retain those employees with the necessary skills, experience and knowledge of the Company to deal with the extraordinary circumstances facing the Company as a result of the financial crises that began in mid-2007. The compensation program is based on pay for performance, with individual and corporate performance rewarded on both a short-term and long-term basis. This way, we are confident that our compensation program is aligned with our owners’ interests. Our decision not to pay cash bonuses or grant LTI awards to Messrs. Brown, Chaplin, Fallon and Wertheim, as described above, introduces the risk that our compensation program will no longer be effective in meeting our objectives.

2. The role of the Compensation Committee, the CEO and the compensation consultant in setting 2011 compensation.

The Compensation Committee is responsible for overseeing the Company’s compensation programs and for all significant decisions regarding our NEOs’ compensation. It reviews the NEOs’ compensation recommended by the CEO (or, in the case of Mr. Corso, Mr. Fallon, to whom Mr. Corso reports), establishes the CEO’s compensation and makes recommendations with respect to each to the Board for approval. Historically, the Committee has compared target and actual executive compensation with data from a group of peer companies.

In 2011, the Compensation Committee retained Towers Watson & Co. (“Towers Watson”) primarily to assist in analyzing the competitiveness of the compensation provided to its NEOs. Towers Watson collected relevant compensation information from a peer group of 13 companies approved by the Compensation Committee representing insurance, reinsurance, financial guarantee and other relevant businesses but, since Messrs. Brown, Chaplin and Fallon did not receive any cash bonus or LTI award for 2011, peer group data was not a factor in the Committee’s evaluation of compensation paid to the NEOs for 2011.

For 2011, the Committee relied on its own evaluation of performance, the recommendations of the CEO and information provided by management and the Company’s Human Resources Department. As noted above, Messrs. Brown, Chaplin, and Fallon did not receive any cash bonus and LTI awards for 2011. The Compensation Committee supported the decision of Messrs. Brown, Chaplin, Fallon and Wertheim not to take bonuses or LTI awards, as described above, but this was not a reflection of the Compensation Committee’s views of their individual performances for 2011. As a result, the Committee’s evaluation related to the compensation paid to Messrs. Corso, McKiernan and Sonkin.

In addition, after the report of RiskMetrics on our 2008 proxy statement, we initiated an outreach program for Mr. Coulter and others to dialogue with other large shareholders regarding our compensation program and philosophy. The shareholders with whom we discussed our compensation program did not express any disagreement or reservations about the program. We intend to continue the outreach program.

The Committee met five times during 2011 and two times in February 2012, both with management and in executive sessions.

3. 2011 Company performance assessment

The Company’s performance for 2011 and the 2011 performance bonuses were based primarily on a subjective assessment of the achievement with regard to 12 quantitative and qualitative performance measures that were established at the beginning of 2011, as set forth in the table below. These measures were grouped under four key goals: (i) to ensure that the Company has sufficient financial resources to satisfy all of its obligations as they come due and to build shareholder value as the economy recovers; (ii) to increase the Company’s adjusted book value (“ABV”) without impeding the ability to prudently manage liquidity and credit risk; (iii) to execute on new business initiatives that will contribute to future financial performance, while at the same time increasing ABV; and (iv) to maintain our commitment to people and best-in-class governance, including the retention of high potential people critical to the organization’s business needs and the assessment and development of a long-term organization plan.

In assessing Company performance against these objectives, each key goal was assigned a weight and each objective within a goal was given a relative weight, in each case as set forth below. Each objective was then assigned a score of between 50 and 150 (rounded) based on an assessment of the degree to which the Compensation Committee determined the objective was achieved as compared to the quantitative measures established at the beginning of 2011. The performance score for each objective is set forth in the description of each performance objective below. A score of 150 on all of the objectives would have resulted in the bonus pool being 150% of the target.

In addition to these 12 primary objectives, another objective adopted at the beginning of 2011 and used to assess 2011 performance related to progress or resolution in the Transformation litigation and key RMBS remediation litigation. Furthermore, when the objectives were set in early 2011, it was acknowledged that the Committee might adjust the quantitative result, based on the overall environment in which the performance took place, the degree of difficulty in achieving the results and changes in priorities over the course of the year.

The following is the list of the four key goals outlined in the 2011 objectives, the specific performance objectives related to each key goal, the performance score assigned to each performance objective and the weighted score assigned for each key goal, as determined by the Committee in consultation with Mr. Brown:

2011 Company Objectives (100%)	Objectives Weightings and Performance Scores
A. Maintain Sufficient Financial Resources	Key Goal Weight: 25%
•Maintain Adequate Liquidity	Objective Weight: 60%, Score: 75
•Ensure proper Capitalization of Entities	Objective Weight: 40%, Score: 75
Percentage Achievement: 75% Weighted Score: 19
B. Increase ABV; Prudently Manage Liquidity and Credit Risk	Key Goal Weight: 35%
•Manage Insured Losses and Insured Portfolio Volatility	Objective Weight: 40%, Score: 150
•Improve ALM Financial Position	Objective Weight: 40%, Score: 50
•Opportunistic Use of Balance Sheet Resources	Objective Weight: 20%, Score: 100
Percentage Achievement: 100% Weighted Score: 35
C. Increase ABV; Execute on New Business Initiatives	Key Goal Weight: 30%
•Develop Cutwater	Objective Weight: 20%, Score: 74
•Latin America / UK Businesses	Objective Weight: 20%, Score: 75
•Manage Operating Expenses	Objective Weight: 20%, Score: 100
•Establish New Advisory / Service Businesses	Objective Weight: 10%, Score: 50
•Adjusted Pre-tax Income	Objective Weight: 30%, Score: 50
Percentage Achievement: 70% Weighted Score: 21
D. Maintain Commitments to People & Governance	Key Goal Weight: 10%
•Retain High Potential Employees Critical to Business Needs	Objective Weight: 50%, Score: 150
•Develop Organization of the Future	Objective Weight: 50%, Score: 100
Percentage Achievement: 125% Weighted Score: 13

The following is a more detailed description of each of the 12 objectives above and includes the purpose of each objective, the basis for measuring the achievement of the objective and the basis for and performance score assessed for the objective:

2011 Company Objectives (100%):

1.	Maintain Adequate Liquidity: To maintain adequate liquidity at the Company and its operating subsidiaries to cover current and future liabilities. Achievement measured on the basis the liquidity positions of MBIA Inc.’s corporate segment, MBIA Inc.’s asset/ liability products (“ALM”) segment, and MBIA Insurance Corporation (“MBIA Corp.”) relative to base and stressed projected liquidity needs as of December 31, 2011.

•	Performance Score: 75.

•

Basis for Score: At December 31, 2011, MBIA Corp.’s liquidity position was $534 million, MBIA Inc.’s corporate segment liquidity position was $226 million and MBIA Inc.’s ALM segment liquidity position was $160 million.

2.	Ensure Proper Capitalization of Entities: To assure that MBIA Corp. is adequately capitalized to meet regulatory requirements and satisfy policyholder and contractual obligations. Achievement based on the level of MBIA Corp.’s qualified statutory capital.

•	Performance Score: 75.

•

Basis for Score: At December 31, 2011, MBIA Corp. had qualified statutory capital of approximately $2.3 billion after the payments made to commute policies that represented substantial potential loss volatility.

3.	Manage Insured Losses and Insured Portfolio Volatility: To mitigate pre-tax losses on policies and to reduce insurance portfolio volatility. Achievement measured by consolidated insurance pre-tax level of statutory loss reserves (excluding commutations) and by the reduction in insured portfolio volatility.

•	Performance Score: 150.

•

Basis for Score: For the year ended December 31, 2011, MBIA Corp. had economic losses, excluding the impact of commutations, of $420 million, and National Public Finance Guarantee Corporation had economic losses of $4 million. MBIA Corp. had commuted or agreed to commute $32.4 billion in credit default swap exposure for an aggregate amount that exceeded the related statutory loss reserves by approximately $500 million, which resulted in the elimination of significant potential loss volatility in the insured portfolio.

4.	Improve ALM Financial Position: To reduce the deficit of invested assets to liabilities issued to third parties and affiliates in the ALM segment (the “Book Value Deficit”). Achievement measured by the amount of the Book Value Deficit at year end.

•	Performance Score: 50.

•

Basis for Score: As of December 31, 2011, the Book Value Deficit was $591 million. The Company has undertaken several initiatives to further enhance liquidity within the ALM segment and to reduce the Book Value Deficit.

5.	Opportunistic Use of Balance Sheet Resources: To execute share and debt buybacks that add economic value while maintaining strong capitalization and liquidity. Achievement measured based on the aggregate value of buybacks and the impact of buybacks on ABV.

•	Performance Score: 100.

•

Basis for Score: MBIA Inc. purchased 6.5 million shares of its common stock at an average price of $7.64 million and MBIA Inc. purchased surplus notes and preferred stock of MBIA Corp. at a discount, which resulted in a $1.00 per share positive impact on ABV.

6.	Develop Cutwater: To increase third-party assets under management, to grow pre-tax income and to strengthen organizational and internal controls. Achievement primarily based on Cutwater’s achievement of financial targets, growth in third-party assets under management, the achievement of strong investment performance and the strengthening of internal controls.

•	Performance Score: 74.

•

Basis for Score: Cutwater had pre-tax income of $2.9 million, which includes fees received from affiliates, significant new third party mandates, strong investment performance, and the addition of key staff and the strengthening of internal controls.

7.	Latin America / UK Businesses: For Latin America, to generate pre-tax income from Latin American business opportunities and to raise funds for an infrastructure fund and for the UK, to continue to address new regulatory requirements, to reduce single risk exposures and to raise funds for an infrastructure fund. Achievement based on amount of pre-tax income from Latin American activities and progress against other goals.

•	Performance Score: 75.

•

Basis for Score: In 2011, $7.6 million in pre-tax income revenues were generated from Latin American business activities, no funds were raised for infrastructure funds and progress was made against other goals.

8.	Manage Operating Expenses (excluding insurance legal and remediation expenses): To manage operating expenses. Achievement measured by aggregate level of operating expenses for the Company’s operating subsidiaries, excluding legal and remediation expenses.

•	Performance Score: 100.

•	Basis for Score: Aggregate expenses, based on this measure, for 2011 were $248 million as compared to the $249 million set forth in the 2011 plan.

9.	Establish New Advisory / Service Businesses: To generate fee income. Achievement based on the number of fee-generating opportunities bid or executed on.

•	Performance Score: 50.

•	Basis for Score: The Company is pursuing several fee-generating opportunities but none were executed in 2011.

10.	Adjusted Pre-Tax Income: To generate adjusted pre-tax income. Achievement based on the amount of adjusted pre-tax income for 2011.

•	Performance Score: 50.

•

Basis for Score: Adjusted pre-tax loss for 2011 was $497 million, which reflects economic losses of approximately $500 million above statutory loss reserves arising from payments made to commute $32.4 billion in exposure and which substantially reduced potential loss volatility.

11.	Retain High Potential Employees Critical to Business Needs: To retain high potential senior employees at the Vice President, Director and Managing Director levels who are critical to the ongoing business needs of the Company and its subsidiaries. Achievement based on retention of high potential employees critical to business needs.

•	Performance Score: 150.

•	Basis for Score: Over 95% of high potential employees in key roles were retained.

12.	Develop Organization of the Future: To assess and develop an organization plan based on the ongoing and future projected needs of the Company and its subsidiaries. Achievement based on a general assessment of the future organizational needs of the Company to be further developed and refined as future strategy becomes clearer after resolution of the Transformation litigation.

•	Performance Score: 100.

•	Basis for Score: A detailed plan has been developed to reflect expected future organizational needs. Management decided to discontinue its Latin American business activities.

Based on the weights assigned to each key goal and each performance measure and the percentage achievement for each of the performance measures as approved by the Compensation Committee as set forth above, the overall achievement for the 2011 performance objectives was a total weighted score of 88. In addition to the 12 primary objectives, the Committee considered and assessed progress made in connection with the Transformation litigation and key remediation litigation, which resulted in the Committee adjusting the total weighted performance score to 115 for the Company as a whole to reflect such progress.

Based on this subjective assessment and the recommendation of management, the Committee approved the bonus pool for all employees (other than Mr. Brown and the NEOs) of the Company’s operating subsidiaries (other than Cutwater employees) at 115% of the target bonus pool. Based on a separate subjective assessment of different performance goals for Cutwater’s performance for 2011, the bonus pool for Cutwater employees was approved at 74%. This level of bonuses is consistent with the Committee’s view of the improvement in Company performance in 2011 relative to 2010.

In light of the decision of Messrs. Brown, Chaplin and Fallon not to take bonuses or LTI awards for 2011 as described above, which the Committee supported, the Committee did not undertake to determine what bonuses each should have received for 2011 based on the Company’s and their individual performances for 2011.

4. Compensation of Mr. Brown for 2011

Under the terms of the employment arrangement Mr. Brown entered with the Company when he rejoined the Company in February 2008, Mr. Brown receives an annual salary of $500,000 and a maximum annual incentive bonus of $2,000,000 payable based on performance as determined by the Committee. He is not eligible for any LTI awards or for a change in salary during the term of his employment, which ends on December 31, 2012. Mr. Brown does not have an employment or severance agreement and, except for his 2008 award of restricted stock, is not entitled to any benefits or other payments in connection with any change of control of the Company.

As noted above Mr. Brown did not receive any cash bonus for 2011.

Mr. Brown’s salary remains at $500,000 for 2012.

5. Compensation of Messrs. Chaplin and Fallon for 2011

As noted above, Messrs. Chaplin and Fallon did not receive any cash bonus or LTI awards for 2011. Neither of them have an employment agreement. Their base salaries for 2011 were $750,000. For 2012 their annual base salaries will remain at $750,000.

For 2012, each of Mr. Chaplin’s and Mr. Fallon’s annual cash bonus maximums will be $3,375,000 and the long-term stock awards will be $1,500,000.

6. Compensation of Messrs. Corso and McKiernan for 2011

Below is a description of the compensation actions taken in February 2012 for the 2011 performance year with respect to Messrs. Corso and McKiernan as approved by the Committee and the Board:

Mr. Corso. Mr. Corso does not have an employment agreement. For 2011, Mr. Corso received an annual base salary of $650,000. He was also eligible for a maximum cash bonus of $1,828,125 or 281% of his base salary based on his individual performance contribution to the performance of Cutwater Asset Management Corp.

For 2011, Mr. Fallon recommended, and the Compensation Committee approved, the payment to Mr. Corso of a cash bonus of $548,500 (30% of maximum). Mr. Fallon’s recommendation for Mr. Corso’s annual cash bonus was based on his assessment of Mr. Corso’s performance as Chief Executive Officer of Cutwater and as the Company’s Chief Investment Officer. Mr. Fallon based his recommendation on Cutwater’s strong investment performance in 2011, progress made in developing Cutwater’s sales force, progress made to improve Cutwater’s internal controls and Cutwater’s weaker than expected financial performance for 2011. Mr. Fallon’s recommendation was also based on Mr. Corso’s performance as the Company’s Chief Investment Officer. Mr. Fallon rated Mr. Corso’s success in 2011 at 67.5% of his target bonus of $812,500.

Mr. Corso is not eligible to participate in the Company’s LTI plan. Mr. Corso participates in the Cutwater Asset Management Equity Participation Plan. No annual awards are made under this plan. Accordingly, Mr. Corso was not considered for, and did not receive, an additional award under this plan for 2011.

Mr. McKiernan. Mr. McKiernan does not have an employment agreement. For 2011, Mr. McKiernan received an annual salary of $450,000. He was also eligible for a maximum cash bonus of $2,250,000 or 450% of his year-end base salary based on his individual performance against his goals for 2011 and a long-term equity award of $1,000,000 or 200% of base salary.

For 2011, Mr. Fallon recommended, and the Compensation Committee approved, the payment to Mr. McKiernan of a cash bonus of $1,750,000 (78% of maximum) and a long-term deferred LTI award of $1,000,000 in restricted stock. The restricted stock vests in full on March 2, 2017 and is subject to forfeiture or accelerated vesting upon the occurrence of certain events.

Mr. Fallon’s recommendation for Mr. McKiernan’s annual cash bonus was primarily based on Mr. McKiernan’s outstanding performance in 2011 and his key role, as the Company’s Chief Portfolio Officer and head of its Insured Portfolio Management Division, in successfully negotiating early policy settlements of $32.4 billion in exposure that has eliminated a substantial amount of potential loss volatility, his improvement of key internal processes, his work with key external constituents and his support of the Company’s remediation related litigation. Mr. Fallon rated Mr. McKiernan’s success in 2011 at 175% of his target bonus of $1,000,000. Mr. McKiernan’s long-term equity award level was based on 200% of his base salary.

For 2012, Mr. McKiernan’s annual salary will be $500,000. His annual cash bonus maximum will be $2,250,000 and his maximum long-term stock award will be $1,000,000.

7. Compensation of Mr. Sonkin

For the period July 1, 2010 through June 30, 2011, Mr. Sonkin’s compensation was governed by the terms of an employment agreement that became effective on July 1, 2009, was extended on July 1, 2010 and expired on June 30, 2011. Effective July 1, 2011, Mr. Sonkin’s compensation was governed by the terms of a consulting agreement entered into in May 2011 and which, unless extended or terminated earlier, will terminate on June 30, 2012. The consulting agreement was entered into in connection with Mr. Sonkin’s announcement to the Company of his retirement from his employment with the Company on June 30, 2011, when his employment agreement with the Company expired.

Consistent with his employment agreement, for the annual period ended June 30, 2011, Mr. Sonkin received a base salary of $325,000 and two quarterly cash payments of $587,500 each, for a total of $1,500,000. In addition, for the annual period ended June 30, 2011, Mr. Brown recommended, and the Compensation Committee approved, the payment to Mr. Sonkin of the maximum bonus of $1,000,000. Mr. Brown’s recommendation was based on his assessment of the substantial contributions Mr. Sonkin made during the period from July 1, 2010 through June 30, 2011 to the successful conclusion of, and significant progress made in, multiple remediations. These remediations have resulted in the mitigation of substantial potential losses to the Company and include the successful early settlements of over $18 billion of exposure that resulted in a substantial reduction in loss volatility for MBIA Corp., the successful remediation of several public finance credits and significant progress in remediation-related litigation. In 2011, Mr. Sonkin also received payment of a deferred cash LTI award in the amount of $900,000 that vested in connection with his retirement in accordance with the Company’s retirement guidelines.

Under the consulting agreement, Mr. Sonkin is acting as a consultant and senior advisor to the Company and its affiliates in connection with certain remediation related activities. The Company has agreed to pay Mr. Sonkin $100,000 per month under the consulting agreement and, in its discretion, may award Mr. Sonkin a discretionary bonus payable at the end of the consulting term. For 2011, the Company paid Mr. Sonkin a total of $600,000 under the consulting agreement.

Under the employment agreement and the consulting agreement, Mr. Sonkin did not receive LTI awards, nor did he participate in the annual incentive program for our senior officers.

8. Consideration of 2011 Say on Pay votes

In establishing and recommending 2011 compensation for Messrs. Corso and McKiernan, the Compensation Committee reviewed the vote on the Say on Pay proposals at the 2011 Annual Meeting of Shareholders with respect to Mr. Brown’s and the other NEOs’ compensation for 2010. At the 2011 Annual Meeting of Shareholders, over 99% of the shares voted were voted in support of the compensation paid to Mr. Brown and the other NEOs for 2010.

Based on the results of the 2011 Say on Pay votes and conversations with shareholders, the Compensation Committee and the Board concluded that the compensation paid to Mr. Brown and the other NEOs and the Company’s overall pay practices enjoy strong shareholder support and do not require revision to address any shareholder concerns. As described above, however, for 2011 the Committee deviated from its normal practice of awarding a cash bonus and LTI award to Messrs. Brown, Chaplin and Fallon based on their decisions not to take such compensation, with which the Committee concurred.

9. Clawback. The Company has not yet adopted a policy for the recovery of incentive compensation paid to its executive officers. The Committee intends to adopt a clawback policy after the issuance of applicable regulations pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and pursuant to the listing requirements of any national securities exchange on which the Company’s common stock is listed.

10. Average and median compensation and certain compensation actions for executives and employees other than the NEOs

Average and median compensation. The 2011 average and median salary for all employees other than the NEOs (373 employees as of December 31, 2012) were $155,700 and $130,000, respectively. The 2011 average and median aggregate salary and bonus for all employees were $247,200 and $180,000, respectively.

2011 Performance bonuses. In 2012, Mr. Brown recommended, and the Compensation Committee approved, total annual bonus payments of $34.2 million to all employees (other than the NEOs) based on the 2011 performance assessments described above. This represents a bonus pool that is 99% of target and 44% of the maximum bonus pool for the Company’s bonus-eligible employees, excluding the NEOs. The 2011 targets for bonus-eligible employees, other than the NEOs, range from 20% to 200% of base salary.

2011 Long-term incentive awards. In 2012, Mr. Brown recommended, and the Committee approved, the granting of 2011 LTI awards valued at $5.3 million to 39 eligible employees. The awards were made in the form of time-based restricted stock, which vests in full on March 2, 2017. The amount of the individual awards ranges from 21% to 160% of the executive’s base salary, and is generally contingent upon the recipient’s continuous employment with the Company through the end of the five-year vesting period. Employees of Cutwater participate in the Cutwater Asset Management Equity Participation Plan, effective as of January 1, 2010, which is more fully described in the Company’s Form 10-Q for the quarter ended March 31, 2010.

2012 Salary actions. There were salary increases of an aggregate of 1.3% approved for 2012 which applied to approximately 16.4% of employees.

11. Stock ownership guidelines; stock holding periods; no hedging policy

Stock ownership guidelines. The Company has stock ownership guidelines to align senior management’s interests with those of our shareholders. Under these guidelines, our Chief Executive Officer is expected to own Company stock with a value equal to approximately seven times his annual salary, and each of the other NEOs are expected to own Company stock worth approximately three or four times their respective annual salaries, depending on their job and title. This includes stock owned directly and stock held in retirement plans, and does not include the value of unvested restricted stock or unvested stock options but will include the after tax value of vested stock options based on the market price of the Company’s stock.

Stock holding periods. Once the ownership guidelines are met, the guidelines permit the NEOs to divest 25% of any excess above guidelines during any 12-month period while they are still employed by the Company. Upon termination from the Company, the guidelines permit the NEOs to sell one-third of their holdings immediately, one-third a year after termination and the final third two years after termination. Mr. Brown is not subject to any restrictions on the sale of stock.

No hedging policy. The Company’s Insider Trading Policy prohibits Directors, officers and employees from engaging in short sales or transactions involving puts, calls and other types of options in the Company’s securities, including equity swaps and similar derivative transactions.

12. Pension plans, benefit plans and executive perquisites

The Company’s executives enjoy the same benefits as our general employee population. This includes participation in the Company’s healthcare benefits, where the Company shares in the cost of employee health insurance coverage; supplemental disability insurance to bring the income replacement benefit to a level equivalent to 70% of base salary; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation.

Our retirement program includes two qualified defined contribution plans and a non-qualified retirement plan. We do not maintain any defined benefit retirement plans. The qualified retirement plans include (subject to IRS limitations) (i) a money-purchase pension plan whereby the Company contributes each year an amount equal to 10% of earned salary and annual bonus and (ii) a 401(k) plan whereby plan participants can contribute up to 25% of earned salary and annual bonus on a pre-tax basis, with the Company matching participants’ contributions up to 5% of earned salary and annual bonus. All employees, including executives, receive the same Company contribution percentages. The Company’s non-qualified deferred compensation and excess benefit retirement plan provides participants with benefits that are in excess of those amounts that can be provided within the qualified plans or that otherwise do not meet IRS requirements. Participant contributions to this plan are tax deferred until the time of distribution. The Company gives executives the benefit of this non-qualified plan because we believe that all eligible employees should receive proportionate contributions to their pension and retirement plans. Beginning with the 2009 plan year, non-qualified plan participants have only been able to receive Company contributions based on aggregate salary and bonus compensation of up to $1.5 million. Prior to 2009, there was no cap on eligible compensation.

In 2011, NEOs were provided with Company-paid annual physical examinations at a cost of $2,800 each. This benefit was terminated at the end of 2011. Except for this medical benefit, the Company does not provide any perquisites to its executives. The Company also does not provide any perquisites in connection with any severance or retirement agreements.

13. Tax and accounting aspects of executive compensation

When we designed our executive compensation plans and programs, we considered the tax and accounting implications of these awards. The accounting costs associated with stock options was one of several factors that led us to reevaluate the nature of our LTI awards. Our plans have generally been designed so that amounts paid under the plans are deductible for Federal income tax purposes despite the limits imposed under Section 162(m) of the Code, including by qualifying the compensation payable under such plans as “performance-based compensation” within the meaning of Section 162(m) of the Code or by paying compensation that does not materially exceed the $1 million annual cap imposed by Section 162(m) of the Code. Although we believe that tax deductibility is an important factor in making compensation decisions, we reserve the right to pay amounts that are not deductible in specific circumstances. Where relevant, we have also designed our plans and programs to comply with, or to be exempt from the application of, Section 409A of the Code.

14. Change of control, termination and retirement arrangements

In November 2006, the Committee adopted, and the Board approved, a Key Employee Employment Protection Plan (the “KEEP Plan”), which superseded any existing employment protection agreements. All of the NEOs, except for Messrs. Brown and McKiernan, are covered under the KEEP Plan. Its purpose is to assure the Company of the services of key executives during a change in ownership or control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. The terms and conditions of the KEEP Plan compare in many respects to the individual agreements it replaced, but the terms that were applicable under those agreements were modified to reflect current market practices as recommended by Frederick W. Cook & Co., Inc., the Committee’s compensation consultant at the time. The net effect of these revisions was to lower the level of benefits that would be payable to the covered executives in the event of a change of control.

Mr. Brown is not eligible for the KEEP Plan nor does he have any comparable arrangements except with respect to his restricted stock award, which was approved by the Company’s shareholders in May 2008. The Company does not intend to cover any other executives under the KEEP Plan in the future.

In addition to the KEEP Plan, the Company’s compensation and benefit plans provide certain compensation payments and benefits due to retirement and under various other termination events, which are described under “Executive compensation tables—Potential payments upon termination or change of control as of December 31, 2011.”

Compensation and Governance Committee report

The Compensation and Governance Committee has reviewed the Compensation discussion and analysis (“CD&A”) set forth above and has discussed the disclosures contained therein with key members of the Company’s management team including the Chief Executive Officer and the Chief Operating Officer. Based on our knowledge of the Company’s compensation program, we believe that the CD&A fairly and accurately discloses the practices, policies and objectives of the Company with respect to executive compensation for the year 2011. Based upon this review and discussion, we have recommended to the Company’s Board of Directors that the CD&A as presented to us be included in this proxy statement and in the Company’s Form 10-K filing with the Securities and Exchange Commission.

Date: February 21, 2012

The Compensation and Governance Committee

Mr. David A. Coulter, Chair

Dr. Claire L. Gaudiani

Mr. Steven J. Gilbert

Mr. Daniel P. Kearney

Mr. Richard C. Vaughan

Executive compensation tables

MBIA Inc.

Summary compensation table for 2011

Name & principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock awards ($) (e)1(2)	Option awards ($) (f)	Non equity incentive plan compen- sation ($) (g)	Change in pension value and non-qualified deferred compen- sation earnings ($) (h) (3)	All other compen- sation ($) (i) (4)	Total compen- sation ($) (j)
Joseph W. Brown Chief Executive Officer	2011 2010 2009	500,000 500,000 500,000	- - -	- - 3,058,000	- - -	0 1,800,000 1,500,000	- 9,514 40,610	200,000 150,000 68,750	700,000 2,459,514 5,167,360
C. Edward Chaplin President, Chief Financial Officer and Chief Administrative Officer	2011 2010 2009	750,000 750,000 725,000	- - 1,125,000	- 1,515,000 -	- 757,680 1,042,720	0 850,000 670,313	- 2,626 6,819	357,031 334,141 289,896	1,107,031 4,209,447 3,859,748
Anthony McKiernan Vice President and Chief Portfolio Officer	2011 2010 2009	450,000 390,000 337,500	- - 368,500	351,080 - 48,642	- 568,260 130,340	1,750,000 600,000 350,000	- 406 1,982	126,500 98,759 100,500	2,677,580 1,657,425 1,337,464
Clifford D. Corso Executive Vice President and Chief Investment Officer	2011 2010 2009	650,000 650,000 641,667	- - 875,000	- - -	- - 912,380	548,500 525,000 580,938	- 639 980	181,844 170,714 143,583	1,380,344 1,346,353 3,154,548
William C. Fallon President and Chief Operating Officer	2011 2010 2009	750,000 750,000 725,000	- - 1,125,000	- 1,515,000 -	- 757,680 1,042,720	0 950,000 609,375	- 1,835 6,334	210,938 207,969 153,250	960,938 4,182,484 3,661,679
Mitchell I. Sonkin(1) Executive Vice President and Chief Portfolio Officer	2011 2010 2009	325,000 650,000 641,667	2,075,000 2,350,000 2,300,000	- - -	- - 912,380	1,000,000 1,000,000 264,063	- 767 1,348	195,547 221,745 147,521	3,595,547 4,222,512 4,266,979

1	Mr. Sonkin retired from the Company on June 30, 2011. The amount shown under the Bonus column (d) includes two quarterly cash payments in the amount of $587,500 each and a deferred cash award payment of $900,000 which vested in connection with his retirement.

2	The amount shown represents the grant date value of restricted shares granted in 2011 in accordance with FASB Topic 718, except that no discount has been taken with respect to any service vesting award in respect of the risk that such award could be forfeited. For a description of stock valuation assumptions, see Note 19 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2011. See the “Grants of plan-based awards in 2011” table below for award details.

3	MBIA does not maintain a qualified or non-qualified defined benefit retirement plan. The Company does maintain a non-qualified defined contribution retirement plan. MBIA contributes amounts to this plan that it is precluded from contributing to the pension and 401(k) plans because of Internal Revenue Code limitations. Assets under this plan are participant-directed and employee account balances and contributions are subject to market-based returns.

4	The amounts shown consist of Company contributions made in 2011 to the qualified defined contribution (money-purchase) pension and 401(k) plans, and Company contributions made in 2011 to the non-qualified retirement plan. There were no dividends paid in 2011 on unvested restricted stock. There were no perquisites paid on behalf of the NEOs in 2011 that exceeded $10,000. See the “All other compensation” table below for contribution details.

All other compensation

(Column (i) in the Summary compensation table for 2011)

Name	Company qualified contributions in 2011 ($)	Company non- qualified contributions in 2011 ($)	All other compensation in 2011 ($)
Joseph W. Brown	36,750	163,250	200,000
C. Edward Chaplin	32,500	324,531	357,031
Anthony McKiernan	32,500	94,000	126,500
Clifford D. Corso	32,500	149,344	181,844
William C. Fallon	34,750	176,188	210,938
Mitchell I. Sonkin	32,500	163,047	195,547

MBIA Inc.

Grants of plan-based awards in 2011

Name (a)	Grant date (b)	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares/ units (#) (i) (3)	All other option awards: number of securities underlying options (#) (j)	Exercise or base price of option awards ($/share) (k)	Grant date fair value of stock and option awards ($) (l) (4)
		Thres- hold ($) (c)	Target ($) (d) (1)	Maximum ($) (e) (2)	Thres- hold (#) (f)	Target (#) (g)	Maximum (#) (h)
Joseph W. Brown	-	0	-	2,000,000	-	-	-	-	-	-	-
C. Edward Chaplin	-	0	1,500,000	3,375,000	-	-	-	-	-	-	-
Anthony McKiernan	-	0	1,000,000	2,250,000	-	-	-	-	-	-	-
	Mar 4, 2011	-	-	-	-	-	-	33,500	-	-	351,080
Clifford D. Corso	-	0	812,500	1,828,125	-	-	-	-	-	-	-
William C. Fallon	-	0	1,500,000	3,375,000	-	-	-	-	-	-	-
Mitchell I. Sonkin	-	0	-	1,000,000	-	-	-	-	-	-	-

1	The amounts shown represent target cash performance bonuses for the NEOs except for Messrs. Brown and Sonkin. The bonus amounts shown reflect the 2011 target bonus opportunities and do not reflect the actual bonuses paid to the NEOs for 2011. The actual payout of the bonus awards is reported in the “Summary compensation table for 2011” under column (g).

2	The amounts shown represent a maximum incentive opportunity as determined by the achievement of Company objectives set forth at the beginning of the year and individual performance.

3	On February 8, 2011, the Compensation Committee approved an award of restricted stock to Mr. McKiernan with a grant date of March 4, 2011, which was two business days after the release of our financial results for 2010. These shares will cliff vest on the fifth anniversary of the date of grant.

4	The amount shown reflects the grant date value of the equity award listed in the table as determined in accordance with FASB Topic 718, except that no discount has been taken with respect to any service vesting award in respect of the risk that such award could be forfeited. For a description of the valuation assumptions, see Note 19 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2011.

MBIA Inc.

Outstanding equity awards as of December 31, 2011

	Option awards					Stock awards
Name (a)	Number of securities underlying unexercised options exercisable (#) (b)	Number of securities underlying unexercised options unexercisable (#) (c)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($) (h) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (j)
Joseph W. Brown	- -	- -	- -	- -	- -	- -	- -	1,634,000(2) 1,291,990(2)	0 0
C. Edward Chaplin	37,500	-	-	57.51	June 26, 2016	-	-	-	-
	-	-	400,000(3)	12.50	Mar. 28, 2015	-	-	-	-
	-	400,000(4)	-	4.02	Feb. 12, 2016	-	-	-	-
	-	200,000(5)	-	5.05	Mar. 4, 2017	-	-	-	-
	-	-	-	-	-	300,000(6)	3,477,000	-	-
Anthony McKiernan	1,500	-	-	52.81	Feb. 7, 2012	-	-	-	-
	5,000	-	-	36.72	Oct. 7, 2012	-	-	-	-
	1,250	-	-	36.69	Feb 12, 2013	-	-	-	-
	1,500	-	-	64.84	Feb 10, 2014	-	-	-	-
	-	50,000(4)	-	4.02	Feb 12, 2016	-	-	-	-
	-	150,000(5)	-	5.05	Mar. 4, 2017	-	-	-	-
	-	-	-	-	-	8,000(7)	92,720	-	-
	-	-	-	-	-	12,100(8)	140,239	-	-
	-	-	-	-	-	33,500(9)	388,265	-	-
Clifford D. Corso	-	-	-	-	-	-	-	-	-
William C. Fallon	60,000	-	-	60.22	July 25, 2015	-	-	-	-
	-	-	400,000(3)	12.50	Mar. 28, 2015	-	-	-	-
	-	400,000(4)	-	4.02	Feb. 12, 2016	-	-	-	-
	-	200,000(5)	-	5.05	Mar. 4, 2017	-	-	-	-
	-	-	-	-	-	300,000(6)	3,477,000	-	-
Mitchell I. Sonkin	75,000	-	-	62.47	Mar. 29, 2014	-	-	-	-
	30,000	-	-	58.84	Feb. 16, 2015	-	-	-	-
	-	-	400,000(3)	12.50	Mar. 28, 2015	-	-	-	-
	-	350,000(4)	-	4.02	Feb. 12, 2016	-	-	-	-
1	The amounts shown represent time-based restricted stock based on $11.59 per share, the closing fair market value of the shares on December 31, 2011.

2	Restricted stock will vest on or before February 18, 2013 only if the Company’s average closing share price over a 20 business day period equals or exceeds $40. If the stock price does not achieve this level prior to February 18, 2013, the shares subject to these awards will vest, if at all, on February 18, 2013, on a pro rata basis by linear interpolation, to the extent that the average closing share price over the prior 20 business days is between $16.20 and $40.00 per share.

3	Stock options will vest on or before March 28, 2013 only if the Company’s average closing share price over a 20 business day period equals or exceeds $40. If the stock price does not achieve this level prior to March 28, 2013, the options subject to these awards will vest, if at all, on March 28, 2013, on a pro rata basis by linear interpolation, to the extent that the average closing share price over the prior 20 business days is between $16.20 and $40.00 per share.

4	Stock options will fully vest on February 12, 2014.

5	Stock options will fully vest on March 4, 2015.

6	Restricted stock will vest in equal installments on the third, fourth and fifth anniversary of the date of grant, which was March 4, 2010.

7	Restricted stock will fully vest on March 28, 2013.

8	Restricted stock will fully vest on February 12, 2014.

9	Restricted stock will fully vest on March 4, 2016.

MBIA Inc.

Option exercises and stock vested in 2011

	Option awards		Stock awards
Name (a)	Number of shares acquired on exercise (#) (b)	Value realized on exercise ($) (c)	Number of shares acquired on vesting (#) (d)	Value realized on vesting ($) (e) (1)
Joseph W. Brown	0	0	0	0
C. Edward Chaplin	0	0	0	0
Anthony McKiernan	0	0	4,667	48,490
Clifford D. Corso	0	0	0	0
William C. Fallon	0	0	0	0
Mitchell I. Sonkin	0	0	9,836	85,475

1	The value of stock awards upon vesting is equal to the number of shares vested times the closing share price on the date of vesting.

MBIA Inc.

Non-qualified deferred compensation in 2011

Name (a)	Executive contributions in 2011 ($) (b) (1)	Company contributions in 2011 ($) (c) (1)	Earnings (Losses) in 2011 ($) (d) (2)	Withdrawals/ distributions ($) (e) (3)	Balance as of 12/31/11 ($) (f)
Joseph W. Brown	213,500	163,250	356,992	522,495	4,233,941
C. Edward Chaplin	186,000	324,531	63,896	334,686	1,155,239
Anthony McKiernan	88,500	94,000	16,288	0	388,414
Clifford D. Corso	42,250	149,344	(14,043)	0	484,465
William C. Fallon	153,500	176,188	42,278	0	1,642,995
Mitchell I. Sonkin	49,750	163,047	1,095	0	632,692

1	MBIA maintains a non-qualified defined contribution retirement plan. Under this plan, MBIA contributes amounts that it is precluded from contributing to the money-purchase pension and 401(k) plans because of Internal Revenue Code limitations. The amounts contributed include both Company and NEO contributions. NEOs become fully vested in Company contributions on the fifth year of participation in the plan. Mr. Chaplin received his fifth and final additional contribution to the non-qualified retirement plan in the amount of $140,000. Such contributions, in connection with his employment, were to partially offset the value of the pension benefit he would have earned from his prior employer. The NEO contribution amounts are included in the salary and performance bonus as reported in the “Summary compensation table for 2011” above under columns (c) and (g) respectively. The Company contribution amounts are included in all other compensation as reported in the “Summary compensation table for 2011” above under column (i).

2	Assets under this plan are participant-directed and employee account balances and contributions are subject to market-based returns. Plan participants may self-direct their investments among multiple investment options that generally mirror the 401(k) plan, including the MBIA Inc. Common Stock Fund. The earnings (losses) shown represent the change in market value in 2011, including any dividends and interest earned, which was reduced by any transaction fees incurred during the year.

3	Distributions may occur through a previous election to receive vested account balances at a future fixed date or following termination of employment, in all cases in accordance with the requirements of Section 409A of the Internal Revenue Code. Such distributions may be received as a lump sum payment or in annual installments up to 10 years. For Mr. Brown, in connection with his retirement in 2007, the amount shown represents an installment distribution on amounts deferred prior to his retirement. For Mr. Chaplin, the amount shown represents a lump sum distribution in connection with his previous fixed-date election to receive such a withdrawal.

Potential payments upon termination or change in control as of December 31, 2011

The Company’s compensation and benefit plans provide certain compensation payments and benefits under various termination events. The following summaries describe potential compensation and benefits payable to the NEOs upon termination of employment under the following events: (a) involuntary (not for cause) or constructive termination following a change in control, (b) retirement, (c) involuntary (not for cause) or constructive termination, (d) voluntary termination, and (e) death or total disability.

In general, employees participating in the compensation and benefit plans are treated similarly with respect to the various termination scenarios. Differences may apply where NEOs are covered under individual agreements (e.g., change in control agreements). Following the narrative are estimated dollar values associated with these payments and benefits for each NEO.

Individual Agreements. Mr. Brown does not have an employment agreement, severance agreement or change in control arrangement, except with respect to his restricted stock awards. Mr. Sonkin’s employment agreement expired upon his retirement on June 30, 2011. In connection with his retirement, Mr. Sonkin received the benefits described under the heading “Retirement.”

(a) Involuntary (not for cause) or constructive termination following a change in control. On November 8, 2006, the Company adopted the Key Employee Employment Protection Plan (the “KEEP Plan”), which superseded any existing employment protection agreements. Its purpose is to assure the Company of the services of key executives during a change in control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. The KEEP Plan covers Messrs. Chaplin, Corso and Fallon. The Company does not intend to cover any other executives under the KEEP Plan in the future.

On February 27, 2007, the Company adopted an amendment to the KEEP Plan. A copy of the amended KEEP Plan and a form of an individual agreement has been filed as Exhibit 10.80 and Exhibit 10.81, respectively, to the Company’s Form 10-K filed on March 1, 2007. The Company adopted another amendment on February 22, 2010 to the KEEP Plan. At the time the plan was approved, the Company did not award time-based deferred cash awards, and the KEEP Plan did not contain any reference to the treatment of such awards. The KEEP Plan was amended to provide for these awards. A copy of this amendment has been filed as Exhibit 10.13 to the Form 10-K filed on March 1, 2010.

The KEEP Plan provides that the Company will continue to employ each NEO for a period of 24 months from the effective date of the change in control. The position, title, authority and responsibilities as well as salary, bonus and other elements of compensation and benefits for each NEO are to be maintained at levels equal to or commensurate with levels existing prior to the change in control. Compensation payable and benefits under the KEEP Plan are triggered by a change in control of the Company followed by an involuntary termination by the Company (not for cause) or a voluntary termination for good reason (constructive termination). These terminations are each referred to as a “qualifying termination.”

In the event of a qualifying termination during the 24-month effective period, each NEO will receive a lump sum severance payment equal to two times the sum of his or her annual base salary and the average of the annual bonuses payable to the NEO for the prior two years. The severance payment will also include a pro-rated annual bonus for the year of termination equal to the average of the annual bonuses payable to the NEO for the prior two years.

The KEEP Plan provides that in the event of a qualifying termination, stock options held by an NEO will become fully exercisable and the NEO may exercise such options until the earlier to occur of the expiration date of the option or the fifth anniversary of the qualifying termination. Awards of time-based deferred cash granted in 2009 will immediately become fully vested and payable. Awards of time-based deferred cash granted in 2010, or thereafter, will immediately become fully vested and shall be payable on the same date on which such award was otherwise payable at the time the award was made. The vesting of performance shares and performance options shall be administered in accordance with the terms of the applicable award agreement.

Under the KEEP Plan, each NEO who incurs a qualifying termination will also receive continued health and group life insurance coverage for a period of 24 months following the date of the qualifying termination and a credit to the Company’s non-qualified retirement plan in an amount equal to the amount that otherwise would have been contributed on his or her behalf under the Company’s money-purchase pension plan had his or her employment continued for another 24 months. In addition, all unvested retirement account balances will become fully vested.

To the extent that any payments are subject to an excise tax, a tax gross-up payment would only be made to an executive who was covered under the KEEP Plan as of February 22, 2010, which includes Messrs. Chaplin, Corso and Fallon. The Company will not provide a tax gross-up payment to any new or current employees who may become covered under the KEEP Plan after February 22, 2010. To the extent a tax gross-up payment is required to be made under the KEEP Plan to an individual who was covered by the Plan as of February 22, 2010, such payment will be made only if the total payments exceed the IRS excise tax safe harbor limit by at least 10%. If such total payments are less than 10% over the safe harbor limit, Plan payments to the covered executive will be reduced to the extent necessary to eliminate any excise tax.

As a condition to the receipt of benefits, the KEEP Plan requires that a covered officer agree to be bound by a non-competition and non-solicitation clause and a non-disparagement clause. A violation of any of these clauses will result in a loss of future severance benefits and possible forfeiture to the Company of any severance already paid.

(b) Retirement. Following is a summary of the compensation payments and benefits upon a retirement from the Company. Mr. Brown is not eligible to participate in the Retirement Program.

On November 8, 2006, the Company adopted voluntary retirement benefits which provide certain benefits to the Company’s employees, including the NEOs, upon retirement (the “Retirement Program”). To be eligible for the retirement benefits as described below an NEO must (i) be at least 55 years old, (ii) have at least five years of service and (iii) give at least a six-month advance notice of retirement. The Compensation Committee may waive any of the eligibility conditions or amend any of the provisions of the Retirement Program. In January 2008, the Company adopted changes to the Retirement Program to comply with the final IRS Section 409A regulations. In February 2010, the Company adopted an amendment to the Retirement program with respect to the vesting of time-based deferred cash awards.

Base salary. No salary continuation beyond the retirement date.

Year-end performance bonus. The performance bonus for the year of retirement will be equivalent to the average of the last two year’s performance bonus (excludes special bonuses) and prorated based on number of months of service in that year, presuming consistent performance by the NEO over two years preceding the retirement. The bonus will be paid on the retirement date. There is no payment of bonus beyond the retirement date.

Restricted stock. Time-based restricted stock will immediately vest at the retirement date. Performance-based restricted stock will continue to vest beyond the retirement date in accordance with the original vesting terms and the award at vesting will be subject to actual performance for the relevant performance period.

Stock options. Stock options will continue to vest beyond the retirement date in accordance with the original vesting terms. Vested stock options may be exercised until the earlier of four years from the retirement date or the expiration of the option. Performance-based options will continue to vest beyond the retirement date in accordance with the original vesting terms and the award at vesting will be subject to actual performance for the relevant performance period.

Time-based deferred cash awards. Awards of time-based deferred cash granted in 2009 will immediately become fully vested and payable. Awards of time-based deferred cash made in 2010, or thereafter, will immediately become fully vested and shall be payable on the same date on which such award was otherwise payable at the time the award was made.

Cash award in the year of retirement. In the event that the Company does not grant to the NEO a year-end LTI award for the last performance year following an advance notification of retirement, a partial cash payment may be awarded in lieu of the LTI award that would otherwise have been awarded to the NEO.

Restrictive covenants. The payment of any deferred cash awards and the continued vesting of any outstanding long-term equity awards will require the NEO to consent to three-year non-compete, non-solicitation and non-disparagement provisions. In the event of a breach of the restrictive covenants, an NEO could be subject to the forfeiture of any compensation not already paid and future compensation to be received under the Retirement Program.

Healthcare benefits. The NEO can continue medical and dental benefits under the Company’s retiree healthcare program with the NEO assuming the full premium costs. The NEO can convert standard group life insurance to an individual policy.

Retirement plans. Vested account balances under the 401(k), pension and non-qualified plans remain available and unvested balances are forfeited.

Accrued and unused vacation. Accrued and unused vacation time as of the retirement date will be paid at retirement.

(c) Involuntary (not for cause) or constructive termination without change in control. Following is a summary of the compensation payments and benefits upon the involuntary termination not for cause and constructive termination (a voluntary termination for good reason) of an NEO.

There are no cash payment obligations. Any cash payment will be paid at the discretion of the Board. With respect to time-based stock options, restricted stock and deferred cash awards, the vesting treatment for each NEO is at the discretion of the Board of Directors. The values represented in the termination tables assume the following vesting treatment: vested stock options may be exercised for a period up to 90 days and unvested options are forfeited, restricted stock is forfeited, deferred cash is forfeited. The vesting of performance shares and performance options reflect performance as of December 31, 2011. Vested account balances under the 401(k), pension and non-qualified plans remain available and unvested balances are forfeited.

With respect to Mr. Brown, upon an involuntary (not for cause) or constructive termination, his performance restricted stock awards will continue to vest beyond the termination date in accordance with the original vesting terms and the award at vesting will be subject to actual performance for the relevant performance period.

(d) Voluntary termination. Upon the voluntary termination or resignation of an NEO there are no cash payment obligations. For the NEOs other than Mr. Brown, vested stock options may be exercised for a period up to 90 days and unvested options are forfeited. All other equity and deferred cash awards are forfeited.

With respect to Mr. Brown, upon a mutual agreement between the Company and Mr. Brown, his restricted stock awards will continue to vest beyond the termination date in accordance with the original vesting terms.

(e) Death or total disability. Following is a summary of the compensation payable and benefits upon the death or total disability of an NEO. There are no cash payment obligations for the NEOs. There is immediate vesting of time-based restricted stock, deferred cash awards and stock options with one year to exercise. Performance shares and performance options will continue to vest beyond the event in accordance with the original vesting terms and the award at vesting will be subject to actual performance for the relevant performance period. All unvested retirement account balances will become fully vested.

Mr. Corso’s Cutwater equity participation units. As described in the Company’s Form 10-Q filed on May 10, 2010, Mr. Corso received in 2010 an award of Base Units and Class B Supplemental Units under the Cutwater Asset Management Equity Participation Plan. The units will become vested if Mr. Corso is continuously employed with Cutwater through December 31, 2014. If prior to December 31, 2014 Mr. Corso dies, becomes disabled, or retires, all of his Base Units and a prorated portion of his Class B Supplemental Units will vest. Similarly, if Mr. Corso’s employment is involuntarily terminated after Cutwater or the Company experiences a change in control, all of his Base Units and a prorated portion of his Class B Supplemental Units will vest. Mr. Corso’s vested units will be converted into a notional dollar amount equal to the per unit value as determined in accordance with the methodology established under the Cutwater Plan as of the vesting date multiplied by the number of vested units then held by Mr. Corso. For purposes of the table below, the value of Mr. Corso’s units have been estimated as if Mr. Corso’s termination occurred on December 31, 2011.

Tables showing potential post termination payments. The following tables show the estimated value of the compensation and benefits that would become payable as a result of the different termination events described above for each of the NEOs. For Messrs. Brown, Chaplin, McKiernan, Corso and Fallon, the values have been estimated as if the termination event occurred on December 31, 2011 and assumes the closing fair market value of the Company’s shares which was $11.59. For Mr. Sonkin, the table shows the value of his compensation as of his retirement date, June 30, 2011, and assumes the closing fair market value of the Company’s shares which was $8.69. The NEOs will also receive upon termination their vested account balance in the non-qualified deferred compensation plan.

Following are notes to explain some of the values shown in the tables.

(1)	Under change in control, compensation and benefit values reflect the provisions as described under the KEEP Plan. For Mr. Brown, the vesting of his restricted stock follows the terms of his stock agreement.

(2)	Only Mr. Chaplin is retirement eligible under the Company’s Retirement Program as of December 31, 2011 and the amounts shown reflect the benefits as described under Retirement. For Mr. Sonkin, the amounts shown reflect actual compensation received in connection with his retirement.

(3)	Under involuntary (not for cause) and constructive termination, any cash severance and cash bonus will be paid at the discretion of the Board.

(4)	Death or total disability amounts reflect the compensation and benefit treatments as described under “Death or total disability” above.

Joseph W. Brown

Payment or benefit upon termination	Termination upon a change in control ($) (1)	Retirement ($) (2)	Involuntary or constructive termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Cash Bonus	0	0	0	0
Time-based Restricted Stock	0	0	0	0
Time-based Stock Options	0	0	0	0
Performance-based Stock Options	0	0	0	0
Time-based Deferred Cash	0	0	0	0
Excise Tax Gross-up	0	0	0	0
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	0	0	0	0

C. Edward Chaplin

Payment or benefit upon termination	Termination upon a change in control ($) (1)	Retirement ($) (2)	Involuntary or constructive termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	3,020,313	0	0	0
Cash Bonus	760,157	760,157	0	0
Time-based Restricted Stock	3,477,000	3,477,000	0	3,477,000
Time-based Stock Options	4,336,000	4,336,000	0	4,336,000
Performance-based Stock Options	0	0	0	0
Time-based Deferred Cash	3,025,000	3,025,000	0	3,025,000
Excise Tax Gross-up	2,670,896	0	0	0
Retirement Benefits	300,000	0	0	0
Healthcare Benefits	74,488	0	0	0
Total	17,663,853	11,598,157	0	10,838,000

Anthony McKiernan

Payment or benefit upon termination	Termination upon a change in control ($) (1)	Retirement ($) (2)	Involuntary or constructive termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Cash Bonus	0	0	0	0
Time-based Restricted Stock	621,224	0	0	621,224
Time-based Stock Options	1,359,500	0	0	1,359,500
Performance-based Stock Options	0	0	0	0
Time-based Deferred Cash	811,108	0	0	811,108
Excise Tax Gross-up	0	0	0	0
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	2,791,832	0	0	2,791,832

Clifford D. Corso

Payment or benefit upon termination	Termination upon a change in control ($) (1)	Retirement ($) (2)	Involuntary or constructive termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	2,405,938	0	0	0
Cash Bonus	552,969	0	0	0
Cutwater Equity Participation Units	2,043,066	0	0	2,043,066
Time-based Restricted Stock	0	0	0	0
Time-based Stock Options	0	0	0	0
Performance-based Stock Options	0	0	0	0
Time-based Deferred Cash	1,875,000	0	0	1,875,000
Excise Tax Gross-up	3,932,418	0	0	0
Retirement Benefits	235,000	0	0	0
Healthcare Benefits	51,860	0	0	0
Total	11,096,251	0	0	3,918,066

William C. Fallon

Payment or benefit upon termination	Termination upon a change in control ($) (1)	Retirement ($) (2)	Involuntary or constructive termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	3,059,375	0	0	0
Cash Bonus	779,688	0	0	0
Time-based Restricted Stock	3,477,000	0	0	3,477,000
Time-based Stock Options	4,336,000	0	0	4,336,000
Performance-based Stock Options	0	0	0	0
Time-based Deferred Cash	3,025,000	0	0	3,025,000
Excise Tax Gross-up	3,005,553	0	0	0
Retirement Benefits	300,000	0	0	0
Healthcare Benefits	67,964	0	0	0
Total	18,050,580	0	0	10,838,000

Mitchell I. Sonkin

Payment or benefit upon termination	Retirement ($) (2)
Cash Severance	0
Cash Bonus	0
Time-based Restricted Stock	85,475
Time-based Stock Options	1,634,500
Performance-based Stock Options	0
Time-based Deferred Cash	900,000
Excise Tax Gross-up	0
Retirement Benefits	0
Healthcare Benefits	0
Total	2,619,975

Compensation plan risk assessment

Our Compensation Committee also assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

In its assessment, the Committee considered the Company’s current business environment and activities including the Transformation litigation, the impact that the Transformation litigation has had on the Company’s insurance activities, the need to manage capital and liquidity to ensure that the Company has sufficient resources to pay all of its expected claims, the need to retain critical and high potential employees and the need to build long-term shareholder value.

The Committee also based its assessment on the following specific attributes of the Company’s compensation policies and practices in the current business environment that mitigate incentives to take undue risks: that individual and corporate performance are measured using multiple and balanced performance metrics; the Company’s performance objectives balance both quantitative and qualitative performance objectives factors thereby reducing the incentive to take undue risks; the resumption of deferred long-term equity grants that align employee and shareholder interests; that compensation is based on a sliding scale with minimum and maximum payouts; that bonuses are generally not guaranteed; that the Company’s compensation policies and practices do not provide for inappropriate severance; the Committee compares the Company’s senior management compensation to a relevant peer-group; that there is an appropriate mix of base pay and incentive compensation; that the Company has stock ownership and holding guidelines for its senior executives; and that there are no specific elements of compensation that encourage excessive risk taking or that create risks.

Principal accountant fees and services

The Company paid PWC a total of $6,784,000 and $4,951,000 respectively, for professional services rendered for the years ended December 31, 2011 and 2010, broken down as follows (in thousands):

Fees	2011	2010
Audit	$6,352	$4,590
Audit Related	$227	$206
Tax	$164	$78
All Other	$41	$77
Total	$6,784	$4,951

Audit fees were for professional services rendered in connection with the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, consultations concerning financial accounting and reporting standards and assistance with the review of documents filed with the SEC.

Audit Related fees for 2011 were for assurance and related services performed for an agreed upon procedures review, Loss Reserve Certification and litigation related work. Audit Related Fees for 2010 were for assurance and related services performed for the Derivative Use Plan, agreed upon procedures regarding the Securities Investor Protection Corporation “SIPIC” assessment, state audit examination assistance, Loss Reserve Certification and litigation related work.

Tax fees were for services related to tax advice including assistance with and representation in tax audits and appeals.

All Other fees for 2011 were for assistance with the XBRL project and for 2010 they were for assistance with the MBIA UK Solvency II project.

One hundred percent of the fees for the year ended December 31, 2011 were approved by the Audit Committee.

PWC did not provide the Company with any information technology services relating to financial systems design and implementation for 2011 and 2010.

Pursuant to its Charter, the Audit Committee has responsibility for the pre-approval of all audit and permitted non-audit services to be performed for the Company by the independent auditors. The Audit Committee has adopted a policy for the approval of non-audit related services. At the beginning of the year, the Audit Committee reviews and approves any proposed audit and non-audit related services for the year and the associated costs. The Audit Committee also reviews at its meetings other audit and non-audit services proposed to be provided by the independent auditors. The Committee has delegated to the Chair the authority to grant pre-approvals if the Chair deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Committee. Pre-approvals by the Chair are reviewed with the Committee at its next regularly scheduled meeting.

In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee a description of, and the budget for, the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

Security ownership of certain beneficial owners

The table below contains certain information about the only beneficial owners known to the Company as of March 7, 2012 of more than 5% of the outstanding shares of the Company’s common stock.

Name and address of beneficial owner	Shares of common stock beneficially owned	Percent (%) of class (5)
Fairholme Capital Management, L.L.C. Bruce R. Berkowitz Fairholme Funds, Inc. (1) 4400 Biscayne Boulevard, 9th Floor Miami, FL 33137 United States of America	46,531,244	24.02%
Dimensional Fund Advisors LP (2) Palisades West, Building One 6300 Bee Cave Road Austin, Texas, 78746	10,124,978	5.23%
M.A.M. Investments LTD. Marathon Asset Management (Services) LTD Marathon Asset Management LLP William James Arah Jeremy John Hosking Neil Mark Ostrer (3) Orion House 5 Upper St. Martin’s Lane, London, WC2H 9EA, United Kingdom	12,168,721	6.28%
Warburg Pincus Private Equity X, L.P. Warburg Pincus X L.P. Warburg Pincus X LLC Warburg Pincus Partners, LLC Warburg Pincus & Co. Warburg Pincus LLC Charles R. Kaye Joseph P. Landy (4) 450 Lexington Avenue New York, NY 10017	71,486,898	32.63%
1	This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by Fairholme Capital Management, L.L.C. (“Fairholme Capital”), Bruce R. Berkowitz and Fairholme Funds, Inc. (“Fairholme Funds”) with the SEC on February 14, 2012. Such filing indicates that Fairholme Capital and Mr. Berkowitz have shared voting power with respect to 36,458,200 of such shares and shared dispositive power with respect to all of the shares, and that Fairholme Funds has shared voting power and dispositive power with respect to 28,483,500 of such shares.

2	This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 14, 2012. Such filing indicates that Dimensional has sole voting power with respect to 9,904,618 of such shares and sole dispositive power with respect to all of such shares.

3	This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G filed by M.A.M. Investments LTD., Marathon Asset Management (Services) LTD, Marathon Asset Management LLP, William James Arah, Jeremy John Hosking and Neil Mark Ostrer (collectively, the “Marathon entities”) with the SEC on February 9, 2012. Such filing indicates that the Marathon entities, less Mr. Hosking, have sole voting power with respect to 8,954,703 of such shares and sole dispositive power with respect to 11,898,721 of such shares, and that Mr. Hosking has sole voting power with respect to 9,224,703 of such shares and sole dispositive power with respect to all of such shares.

4

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13D/A filed jointly by Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (including Warburg Pincus X Partners, L.P., an affiliated Delaware limited partnership,

“WP X”), Warburg Pincus X, L.P., a Delaware limited partnership and the general partner of WP X (“WP X LP”), Warburg Pincus X LLC, a Delaware limited liability company and the general partner of WP X LP (“WP X LLC”), Warburg Pincus Partners LLC, a New York limited liability company and the sole member of WP X LLC (“WP Partners”), Warburg Pincus & Co., a New York general partnership and the managing member of WP Partners (“WP”), Warburg Pincus LLC, a New York limited liability company that manages WP X (“WP LLC”), and Messrs. Charles R. Kaye and Joseph P. Landy, each a Managing General Partner of WP and a Managing Member and Co-President of WP LLC who may be deemed to control WP X, WP X LP, WP X LLC, WP Partners, WP and WP LLC (Messrs. Kaye and Landy, together with WP X, WP X LP, WP X LLC, WP Partners, WP and WP LLC, the “Warburg Pincus Entities”) with the SEC on December 11, 2009. Such filing indicates the Warburg Pincus Entities jointly have shared voting power and shared dispositive power with respect to such shares (including warrants exercisable to purchase 25,327,646 shares). Messrs. Kaye and Landy disclaim beneficial ownership of all shares of common stock held by the Warburg Pincus Entities.

5	Based on 193,744,037 shares outstanding as of March 7, 2012. For purposes of calculating the percentage of outstanding shares beneficially owned by the WP entities, the number of shares outstanding with respect to the WP entities was deemed to be the sum of the total shares outstanding as of March 7, 2012 and the total number of shares subject to warrants held by the WP entities.

Security ownership of Directors and Executive Officers

The following table sets forth, as of March 7, 2012, the beneficial ownership of shares of common stock of each Director, each NEO, and all Directors and Executive Officers of the Company, as a group.

Name	Shares of common stock beneficially owned	Shares acquirable upon exercise of options (5)	Total shares beneficially owned	Percent (%) of class (6)
Directors
Joseph W. Brown (1)	4,378,446	0	4,378,446	2.26%
David A. Coulter (2)(3)(4)	71,620,663	0	71,620,663	32.69%
Claire L. Gaudiani (2)	59,660	0	59,660	*
Steven J. Gilbert (2)	20,900	0	20,900	*
Daniel P. Kearney (2)	201,537	0	201,537	*
Kewsong Lee (2)(3)(4)	71,591,525	0	71,591,525	32.68%
Charles R. Rinehart (2)	61,419	0	61,419	*
Theodore Shasta (2)	40,644	0	40,644	*
Richard C. Vaughan (2)	42,500	0	42,500	*

Named Executive Officers (excluding Mr. Brown) (1)
C. Edward Chaplin	399,221	37,500	436,721	*
Clifford D. Corso	13,958	0	13,958	*
William C. Fallon	405,281	60,000	465,281	*
Anthony McKiernan	162,210	7,750	169,960	*
Mitchell I. Sonkin	42,689	455,000	497,689	*
All Directors and Executive Officers as a group (15 persons)	77,630,001	642,750	78,272,751	35.62%
*	Less than one percent.

1	This number includes shares held by the Executive Officers under the Company’s exempt 401(k) plan and non-qualified defined contribution retirement plan and restricted shares awarded annually to certain of the Executive Officers.

2	This number includes (i) common stock equivalent deferral units held under the Company’s Amended and Restated Deferred Compensation and Stock Ownership Plan for Non-Employee Directors and the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan, and/or (ii) restricted stock awarded under the Omnibus Plan. See the discussion of these plans under “Independent Directors’ compensation.”

3	Includes 71,486,898 shares owned by the Warburg Pincus Entities, including warrants exercisable to purchase 25,327,646 shares.

4	David A. Coulter and Kewsong Lee are Partners of Warburg Pincus & Co., a New York general partnership, and Managing Directors and Members of Warburg Pincus LLC, a New York limited liability Company. 71,486,898 of the shares indicated as owned by Messrs. Coulter and Lee are included because of their affiliation with the Warburg Pincus Entities. Messrs. Coulter and Lee disclaim beneficial ownership of all shares owned by the Warburg Pincus Entities.

5	This column indicates the number of shares that were exercisable as of March 7, 2012 or become exercisable within 60 days after March 7, 2012 under the Company’s stock option program.

6	Based on 193,744,037 shares outstanding as of March 7, 2012. For purposes of calculating the percentage of outstanding shares beneficially owned by any person or group identified in the table above, the number of shares outstanding with respect to each person or group was deemed to be the sum of the total shares outstanding as of March 7, 2012 and the total number of shares subject to options or warrants held by such person or group that were exercisable as of March 7, 2012 or become exercisable within 60 days after March 7, 2012. Excluding the shares held by Messrs. Coulter and Lee due to their affiliation with the Warburg Pincus Entities, the percentage of shares of common stock beneficially owned by all Directors and Executive Officers as a group is 3.49%. Each Director and Executive Officer individually owns less than 1% of the shares of common stock outstanding, except for Mr. Brown who owns 2.26% and Messrs. Coulter and Lee, who own 32.69% and 32.68%, respectively, which ownership is disclaimed with respect to all such shares except for 133,765 and 104,627 held by Messrs. Coulter and Lee, respectively, as described in Note 4 above.

Section 16(a) beneficial ownership reporting compliance

Ownership of, and transactions in, the Company’s common stock by Executive Officers and Directors of the Company are required to be reported to the SEC in accordance with Section 16 of the Securities Exchange Act of 1934. To the best of the Company’s knowledge, such required filings were made on a timely basis during 2011, except for the following:

A Form 5 of Douglas Hamilton to report shares surrendered for payment of taxes upon vesting of shares of restricted stock on March 28, 2011 was filed on February 10, 2012.

Certain relationships and related transactions

To the best of the Company’s knowledge, other than election to office, no person who has been a Director or Executive Officer of the Company at any time since the beginning of 2011, no nominees to the Board of Directors nor any associate of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the 2012 Annual Meeting of Shareholders.

Transactions with “related persons” (as defined in Item 404(a) of Regulation S-K) are monitored by management, the Audit Committee and the Board of Directors, and all Directors and Executive Officers of the Company complete a questionnaire at the beginning of each year, in which they are asked to disclose family relationships and relationships with other related persons. Before approving a transaction with a related person, the Board of Directors would take into account all relevant factors that it deems appropriate, including fairness to the Company and the extent of the related person’s interest in the transaction. The policies and procedures surrounding the review, approval or ratification of transactions with related persons are not in writing given that the Company does not typically enter into such transactions. Nevertheless, such review, approval and ratification of transactions with related persons would be documented in the minutes of the meetings of the Board of Directors. There were no transactions with related persons since the beginning of the 2011 fiscal year where the policies and procedures described above did not require review, approval or ratification of the transaction or where such policies and procedures were not followed.

Investment agreement. On December 10, 2007, the Company entered into an Investment Agreement (as amended and restated on February 6, 2008, the “Investment Agreement”) with Warburg Pincus Private Equity X, L.P. (“WP X”) pursuant to which WP X committed to invest in MBIA through a direct purchase of MBIA common stock and a backstop for an equity offering. Subject to the share ownership requirements described in the Investment Agreement, the Company is required to recommend to its shareholders the election of up to two Directors nominated by WP X at the Company’s annual meeting, and WP X’s nominees are required to be the Company’s and the Company’s Compensation and Governance Committee’s nominees to serve on the Board. In addition, the Company is required to use all reasonable best efforts to have WP X’s nominees elected as Directors of the Company and the Company is required to solicit proxies for them to the same extent as it does for any of its other nominees to the Board. Subject to the share ownership requirement described in the Investment Agreement, WP X has the right to proportionate representation on each committee of the Board (and the board of directors of any of the Company’s subsidiaries), with at least one representative on each such committee, as permitted by applicable laws and New York Stock Exchange regulations. See “Proposals for shareholder approval recommended by the Board – Proposal 1: Election of Directors.”

Proposals for shareholder approval recommended by the Board

Proposal 1: Election of Directors

All of MBIA’s Directors are elected at each annual shareholders’ meeting for a one-year term. Shareholders will elect eight Directors at the 2012 Annual Meeting to serve a term expiring at the 2013 Annual Meeting.

Following is information about each nominee, including biographical data for at least the last five years, and the reasons why each has been nominated for election to the Board. Should one or more of these nominees become unavailable to accept the nomination or election as Director (an event not now anticipated), all proxies received will be voted for such other persons as the Board may recommend, unless the Board reduces the number of Directors.

Joseph W. Brown

Biographical data:

Mr. Brown is the Chief Executive Officer of the Company. He rejoined the Company in February 2008 as Chairman and Chief Executive Officer and served as Chairman until May 7, 2009. He became Executive Chairman on May 6, 2004 and retired from that position on May 3, 2007. Until May 2004, he had served as Chairman and Chief Executive Officer. He originally joined the Company as Chief Executive Officer in January 1999, having been a Director since 1986 and became Chairman in May 1999. Prior to joining the Company, Mr. Brown was Chairman of the Board of Talegen Holdings, Inc. from 1992 through 1998. Prior to joining Talegen, Mr. Brown had been with Fireman’s Fund Insurance Companies as President and Chief Executive Officer. Within the past five years, Mr. Brown also served as Non-Executive Chairman and as a Director of Safeco Corporation. Age 63.

Reasons for Mr. Brown’s nomination:

Mr. Brown has been nominated to serve as a Director of the Company due to his extensive experience with the Company in the roles as Chairman, CEO and as a Director dating back to 1986, his expertise in the insurance and financial guarantee industries and his long history of board service and leadership in several industry-leading companies.

David A. Coulter

Biographical data:

Mr. Coulter was elected to the Board of Directors in January 2008. Mr. Coulter has been Vice Chairman of Warburg Pincus LLC since September 2011 and is a member of the Executive Management Group. He joined Warburg Pincus in 2005 as a Managing Director and Senior Advisor, focusing on the firm’s financial services investment activities. From 2000 through 2005, Mr. Coulter held a series of senior positions at JPMorgan Chase and was a member of the Office of the Chairman. He also held senior executive positions at The Beacon Group and served as Chairman and CEO of BankAmerica Corporation. He is also a Director of Strayer Education Inc., Aeolus Re Ltd., Webster Financial Corp., Sterling Financial Corp. and Triton Container Inc. Within the past five years, Mr. Coulter also served as a Director of PG&E Corporation, The Irvine Company, Metavante Technologies, Inc. and First Data Corp. Age 64.

Reasons for Mr. Coulter’s nomination:

Mr. Coulter has been nominated to serve as a Director of the Company pursuant to the terms of the Investment Agreement, as described under “Certain relationships and related transactions” above, and due to his extensive experience in financial services businesses and his board service and leadership in several industry-leading companies.

Steven J. Gilbert

Biographical data:

Mr. Gilbert was elected to the Board of Directors in May 2011. He is currently Chairman of the Board of Gilbert Global Equity Partners, L.P., a private equity fund, Vice Chairman of the Executive Board of MidOcean Capital Partners, L.P. and Chairman of the Board of CPM, Inc., a global provider of process machinery for the feed industry, and has served in these capacities since 1998, 2005 and 2000, respectively. He was previously Chairman and Senior Managing Director of SUN Group (USA), an investment firm, from 2007 to 2009. Previously, Mr. Gilbert was Managing General Partner of Soros Capital, L. P., Commonwealth Capital Partners, L.P., and Chemical Venture Partners. He also held investment banking positions with Morgan Stanley & Co., Wertheim & Co., Inc. and E.F. Hutton International. Mr. Gilbert was admitted to the Massachusetts Bar in 1970 and practiced law at Goodwin Procter & Hoar in Boston, Massachusetts. Mr. Gilbert is a member of the Writer’s Guild of America (East) and the Council on Foreign Relations, a Trustee of the New York University Langone Medical Center, as well as Director of the Lauder Institute at the University of Pennsylvania. Within the past five years, Mr. Gilbert served as Chairman of the Board of DURA Automotive Systems, Inc., and as a Director of Olympus Re and several privately held companies. Mr. Gilbert has also served on the boards of more than 25 companies over the span of his career. Age 64.

Reasons for Mr. Gilbert’s nomination:

Mr. Gilbert has been nominated to serve as a Director of the Company due to his extensive experience in leadership positions in the financial services industry and long history of board service, including both with insurance companies and a diverse group of other companies, as well as his expertise accrued during his career in finance, private equity investing, investment banking and law.

Daniel P. Kearney

Biographical data:

Mr. Kearney is the Chairman and has served as a Director of the Company since 1992. He was named Chairman in May 2009, after having served as Lead Director from May 2008 to May 2009. Mr. Kearney is currently a Financial Consultant and retired as Executive Vice President of Aetna Inc. (insurance company) in February 1998. Prior to joining Aetna in 1991, he served as President and Chief Executive Officer of the Resolution Trust Corporation Oversight Board from 1989 to 1991. From 1988 to 1989, Mr. Kearney was a Principal at Aldrich, Eastman & Waltch, Inc., a pension fund advisor. Mr. Kearney was a Managing Director at Salomon Brothers Inc. (investment bank) in charge of the Mortgage Finance and Real Estate Finance departments from 1977 to 1988. He serves as a Director of Fiserv, Inc., MGIC Investment Corporation, the Joyce Foundation and Prudential Bank, and within the past five years was also a Director of Mutual Trust Life. Age 72.

The Board has set a policy that no person aged 70 years or older can be nominated a Director. The Board has granted Mr. Kearney a one-year waiver of this policy.

Reasons for Mr. Kearney’s nomination:

Mr. Kearney has been nominated to serve as a Director of the Company due to his experience and leadership roles on the Company’s Board of Directors, including his prior service as Lead Director from May 2008 to May 2009 and his role as Chairman since May 2009, his experience in financial services and insurance businesses, and his prior and current board service and leadership in several industry-leading companies.

Kewsong Lee

Biographical data:

Mr. Lee was elected to the Board of Directors in January 2008. Mr. Lee served as a Member and Managing Director of Warburg Pincus LLC and as a General Partner of Warburg Pincus & Co. since January 1997. He has been employed at Warburg Pincus since 1992. He leads the firm’s leveraged buy-out and special situations efforts and focuses on the firm’s financial services investment activities. Prior to joining Warburg Pincus, Mr. Lee was a consultant at McKinsey & Company, Inc., a management consulting company, from 1990 to 1992. He is also a Director of ARAMARK Corporation, Arch Capital Group Ltd., Neiman Marcus, Inc. and several privately held companies. Within the past five years, he also served as a Director of Knoll Inc. and TransDigm Group Incorporated. Age 46.

Reasons for Mr. Lee’s nomination:

Mr. Lee has been nominated to serve as a Director of the Company pursuant to the terms of the Investment Agreement, as described under “Certain relationships and related transactions” above, and due to his extensive experience in financial services businesses and his board service in several industry-leading companies.

Charles R. Rinehart

Biographical data:

Charles R. Rinehart was elected to the Board of Directors of MBIA in December 2008. From September 2008 to December 2008, Mr. Rinehart served as Chief Executive Officer and as a Director of Downey Financial Corp. and Downey Savings and Loan Association, F.A. Mr. Rinehart retired from HF Ahmanson & Co. and its principal subsidiary, Home Savings of America, in 1998. Mr. Rinehart joined HF Ahmanson in 1989 and shortly thereafter was named President and Chief Operating Officer. He was named Chief Executive Officer in 1993 and also became Chairman in 1995 and served in these roles through 1998. Prior to joining H.F. Ahmanson, Mr. Rinehart was the Chief Executive Officer of Avco Financial Services from 1983 to 1989 and before that served in various positions of increasing responsibility at Fireman’s Fund Insurance Company. He is also a Director and non-executive Chairman of Verifone Holdings, Inc. and a Director of PMI Group Inc. Within the past five years, he also served as a Director of Safeco Corporation, Downey Financial Corp. and Downey Savings and Loan Association. Age 65.

Reasons for Mr. Rinehart’s nomination:

Mr. Rinehart has been nominated to serve as a Director of the Company due to his extensive experience in financial services and insurance businesses, his prior and current leadership roles in several industry-leading companies and his general knowledge and experience in financial matters.

Theodore Shasta

Biographical data:

Mr. Shasta was elected to the Board of Directors in August 2009. Mr. Shasta is a former Senior Vice President and Partner of Wellington Management Company, a global investment advisor. At Wellington Management Company, Mr. Shasta specialized in the financial analysis of publicly traded insurance companies, including both property-casualty and financial guarantee insurers. Mr. Shasta joined Wellington Management Company in March 1996 as a global industry analyst responsible for the insurance industry. In January 2008, Mr. Shasta became a portfolio advisor responsible for senior-level relationship management for existing institutional clients and consultants as well as development of new business, a position that he held until June 2009. In addition, effective January 1999, Mr. Shasta was elected Partner and was promoted to Senior Vice President, and served in such positions until he withdrew from the partnership in June 2009. He also served on Wellington Management’s Audit Committee from January 2004 to June 2009 and was Chair of that Committee from January 2008 until June 2009. Prior to joining Wellington Management Company, Mr. Shasta was a Senior Vice President with Loomis, Sayles & Company where he was an industry analyst responsible for the automotive, freight transportation and insurance industries. Before that, he served in various capacities with Dewey Square Investors and Bank of Boston. Mr. Shasta is a member of the Board of Directors of ACE Limited. Mr. Shasta is also a Trustee of The Worcester County Horticultural Society, a nonprofit organization. Age 60.

Reasons for Mr. Shasta’s nomination:

Mr. Shasta has been nominated to serve as a Director of the Company due to his 25 years of experience as a financial analyst covering the insurance industry and the Company since it became a publicly traded entity, coupled with his in-depth understanding of economics, accounting and regulatory oversight of the financial guarantee industry and knowledge of the Company’s current operating environment.

Richard C. Vaughan

Biographical data:

Mr. Vaughan was elected to the Board of Directors in August 2007. He served as Executive Vice President and Chief Financial Officer of Lincoln Financial Group from 1995 until his retirement in May 2005. He joined Lincoln in July 1990 as Senior Vice President and Chief Financial Officer of Lincoln National’s Employee Benefits Division. In June 1992, he was appointed Chief Financial Officer for the corporation. He was promoted to Executive Vice President in January 1995. He was previously employed with EQUICOR from September 1988 to July 1990, where he served as a Vice President in charge of public offerings and insurance accounting. Prior to that, Mr. Vaughan was a Partner at KPMG Peat Marwick in St. Louis, from July 1980 to September 1988. Mr. Vaughan is a member of the Board of Directors and Chair of the Audit Committee of AXA Financial. Within the past five years, Mr. Vaughan was also a Director of DaVita Inc. and Bank of New York Co. Inc. Age 62.

Reasons for Mr. Vaughan’s nomination:

Mr. Vaughan has been nominated to serve as a Director of the Company due to his extensive experience in financial services and insurance businesses, his board service and his general knowledge and experience in financial matters, including as a Chief Financial Officer.

The Board has elected Mr. Kearney as Chairman. In such capacity, he presides at non-management Director meetings. Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by contacting Mr. Kearney by regular mail sent to 1550 North State Parkway, #1002, Chicago, IL 60610.

Messrs. Coulter and Lee were nominated pursuant to the terms of the Investment Agreement, as defined under “Certain relationships and related transactions” above. The Board recommends approval of Messrs. Coulter and Lee even without the requirements set forth in the Investment Agreement.

One Board seat will be vacated by Claire L. Gaudiani following the expiration of her term at the 2012 Annual Meeting. The Board is continuing to search for one additional Director. If a suitable candidate is found after the mailing of this proxy, the Board plans to elect him or her to the Board in accordance with its power under the Company’s By-Laws to fill interim vacancies on the Board.

Director independence. The Company’s Board of Directors has determined in accordance with the independence standards set forth in the Board’s Corporate Governance Practices that each Director named below is an Independent Director and that none of the Directors named below has any material relationships with the Company. Such Independent Directors are: David A. Coulter, Steven J. Gilbert, Daniel P. Kearney, Kewsong Lee, Charles R. Rinehart, Theodore Shasta and Richard C. Vaughan. Claire L. Gaudiani, who is not nominated for election, also meets the independence standards. In addition, each of the Directors named in the foregoing sentences qualifies as an “independent director” under the New York Stock Exchange Corporate Governance Listing Standards. These Independent Directors constitute a significant majority of the Company’s Board, consistent with the policy set out in the Company’s Corporate Governance Practices.

The Corporate Governance Practices include the following independence standards designed to assist the Board in assessing director independence, and can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” tab. The terms “MBIA” and “the corporation” in the following standards refer to MBIA Inc.

“The Board shall consist of a significant majority of independent directors. Independent director means a director who:

•	is not a member of management or an employee and has not been a member of management or an employee within the last 5 years;

•	has no close family or similar relationship with a member of key management;

•	is not a lawyer, advisor or consultant to the corporation or its subsidiaries and does not have any personal service contracts with the corporation or its subsidiaries;

•

does not have any other relationship with the corporation or its subsidiaries either personally or through his or her employer which, in the opinion of the Board, would adversely affect the director’s ability to exercise his or her independent judgment as a director;

•	is not currently or has not been for five years a former employee of the independent auditor;

•	is not currently or has not been for five years an employee of any company whose compensation committee includes an officer of MBIA; and

•	is not an immediate family member of either of the two previous categories.

Because the corporation is a major financial institution, outside directors or the companies they are affiliated with will sometimes have a business relationship with the corporation or its subsidiaries. Directors and companies with which they are affiliated are not given special treatment in these relationships. The Board believes that the existence of a business relationship is not, in and of itself, sufficient to disqualify a director from being considered an independent director. The materiality of the relationships and the director’s own ability to exercise independent judgment should be evaluated, and external criteria for independence, such as those promulgated by the Securities and Exchange Commission, should be considered.

To help maintain the independence of the Board, all directors are expected to deal at arm’s length with the corporation and its subsidiaries and to disclose circumstances material to the director which might be perceived as a conflict of interest. The corporation shall disclose publicly compliance with the requirement that a majority of its Board is comprised of independent directors.”

The Board of Directors recommends unanimously that you vote FOR this proposal to elect eight incumbent Directors.

Vote necessary to elect eight incumbent Directors. Directors are elected by a plurality of the votes cast under applicable law.

Pursuant to the Company’s By-Laws, an incumbent Director who fails to receive a majority of votes cast “for” his or her election in an uncontested election will be required to tender his or her resignation no later than five business days from the date of the certification of the election results and, no later than 90 days from such certification, the Board will accept such resignation absent compelling reasons.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome of the election or the resignation requirement.

Proposal 2: Approval of compensation paid to NEOs

As required by the rules of the SEC, you are being asked to vote to support or not support the compensation paid or awarded to the NEOs for 2011 as described pursuant to the compensation disclosure rules of the SEC, including under the CD&A and the “Executive compensation tables” sections of this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs, as disclosed under the CD&A and “Executive compensation tables” sections of this proxy statement.

For the reasons set forth in the CD&A you are being asked to vote to support or not support the adoption of the following resolution:

“RESOLVED, that the Company’s shareholders APPROVE, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and ‘Executive compensation tables’ sections of this proxy statement.”

The Board of Directors and the Company recommend that the shareholders vote FOR Proposal 2 to express their support for the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and “Executive compensation tables” sections of this proxy statement.

Vote necessary to support NEO compensation. The shareholder vote on Proposal 2 is advisory in nature and therefore will not be binding on the Board. However, the Compensation and Governance Committee will take into account the results of the vote and discussions with individual large shareholders in considering annual NEO compensation in subsequent periods. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Proposal 3: Approval of 2005 Omnibus Incentive Plan as amended through March 2012

Introduction. The Company currently maintains The MBIA Inc. 2005 Omnibus Incentive Plan (the “Omnibus Plan”), as amended, which was originally effective upon approval by the shareholders of the Company on May 5, 2005. The Omnibus Plan currently has 10,000,000 shares reserved and available for issuance to our employees and employees of our subsidiaries, and our non-employee directors, participating in the Omnibus Plan. As of March 7, 2012, there were 5,704,611 shares of our common stock remaining for issuance under the Omnibus Plan.

Our Board of Directors believes that the Company’s ability to attract, retain and motivate quality employees and non-employee directors is vital to the Company’s success. The Board also believes further that the interests of the Company and its shareholders will be advanced if the Company can continue to offer such employees and non-employee directors the opportunity to acquire or increase their proprietary interests in the Company by receiving awards under the Omnibus Plan. However, the Board believes that there is an insufficient number of shares remaining for issuance under the Omnibus Plan to effectively and appropriately incentivize the employees and non-employee directors. Accordingly, the Compensation Committee recommended and, on February 21, 2012, the Board approved an increase in the total number of shares of common stock reserved and available for issuance under the Omnibus Plan from 10,000,000 shares to 14,000,000 shares (an increase of 4,000,000 shares), subject to shareholder approval. In addition, the Compensation Committee approved certain additional amendments to the Omnibus Plan as described further below, subject to shareholder approval. The Board of Directors and the Compensation Committee have directed that the proposal to approve the Omnibus Plan as amended through March 2012 be submitted to shareholders for their approval at the annual meeting.

The following summary of the Omnibus Plan is qualified in its entirety by reference to the complete text of the Omnibus Plan, as proposed to be amended, which is attached to this proxy statement as Exhibit A.

Shares available for issuance. Subject to shareholder approval, and subject to adjustment upon the occurrence of certain events described below, a maximum of 14,000,000 shares may be issued under the Omnibus Plan. To satisfy awards under the Omnibus Plan, we may use authorized but unissued shares or shares in our treasury. Any shares issued in connection with options under the Omnibus Plan will count against this share limit as one share for every one share covered by the option. Subject to shareholder approval, any shares issued under the Omnibus Plan in connection with awards other than options will count against this limit as 1.28 shares for every one shared issued. Prior to its amendment as of March 2012, shares issued in connection with awards other than options counted against this limit as two shares for every one share issued. Shares subject to awards under the Omnibus Plan or under the Company’s prior plans that lapse, are forfeited or cancelled or are settled without the issuance of stock will be available for awards under the Omnibus Plan. In addition to aggregate share limits, subject to shareholder approval, the Omnibus Plan establishes individual limits that provide that no participant may receive in any one-year period:

•	stock options on more than 1,000,000 shares;

•	a vested right to performance shares (and any performance-based restricted stock or restricted stock unit awards) related to more than 1,000,000 shares; and

•	a payout of performance units with a value of more than $5,000,000.

Prior to its amendment in March 2012, the individual limits provided that no participant may receive in any three-year period stock options on more than 1,000,000 shares; a vested right to performance shares (and any performance-based restricted stock or restricted stock unit awards) related to more than 500,000 shares; and a payout of performance units with a value of more than $5,000,000.

If any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase shares at a price substantially below fair market value, or other similar corporate event affects the shares such that an adjustment is required in order to preserve the benefits intended under the Omnibus Plan, then the Compensation Committee would make equitable adjustments in the number and kind of shares which thereafter may be awarded under the Omnibus Plan (including making appropriate adjustments in the individual award limits referred to above), the number and kind of shares subject to outstanding options and awards, and the respective grant or exercise prices and/or, if appropriate, to provide for the payment of cash to a participant who has an outstanding option or award.

Eligible participants. The Omnibus Plan authorizes the Compensation Committee to grant awards to officers and other key employees of the Company and its subsidiaries, including all of the Company’s executive officers, as well as directors of the Company who are not employees of the Company or any of its subsidiaries. The number of eligible participants in the Omnibus Plan varies from year to year at the discretion of the Compensation Committee.

Administration. The Omnibus Plan is administered by the Compensation Committee. The Compensation Committee has the sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Omnibus Plan as it deems advisable, and to interpret the terms and provisions of the Omnibus Plan. The Compensation Committee may delegate to the Chief Executive Officer the power to make awards to officers who are not “insiders” subject to Section 16(b) of the Securities Exchange Act of 1934, subject to such limitations as the Compensation Committee may establish. Subject to the express terms of the Omnibus Plan, the Compensation Committee has broad discretion as to the specific terms and conditions of each award and any rules applicable thereto, including but not limited to the effect thereon of the death, retirement or other termination of employment or service of the participant. Awards may not be assigned or transferred, except by will or the laws of descent and distribution, to the participant’s immediate family and to other permitted transferees under rules established by the Compensation Committee. The Compensation Committee may make grants to any of our non-employee directors, eligible employees or any of the employees of our subsidiaries who the Compensation Committee determines to have the capacity to contribute to our success.

Performance shares or units and restricted stock or units. The Omnibus Plan affords the Compensation Committee discretion to grant restricted stock or units (which vest based upon continued service with the Company) and performance shares and performance units (which vest based upon meeting one or more specified performance goals). With respect to performance awards, the Omnibus Plan permits the Compensation Committee to establish performance goals based on, among other things, whether in absolute terms or relative to performance at other companies: revenue growth; earnings before interest, taxes, depreciation and amortization; operating income, pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital or risk adjusted return on allocated capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; book value, modified book value or adjusted book value per share; adjusted gross premium and adjusted direct premium; net present value of projected net income after cost of capital; the credit quality and performance of the insured portfolios of the Company’s insurance subsidiaries; the amount of assets under management of the Company’s investment management business; improvement in capital structure; and adjusted pre-tax income. The Compensation Committee also has the discretion to condition payment of amounts in respect of performance shares and performance units on such factors in addition to the performance goals as it shall determine on the grant date. The Compensation Committee also has the authority to adjust the applicable performance goals as it deems equitable to reflect unusual or non-recurring events affecting MBIA or changes in tax law or accounting principles or other factors that it deems appropriate.

The Compensation Committee determines the value of each share and unit, the number of such shares and units for each performance or restriction cycle, the duration of each performance cycle (generally, not less than two years) or restriction cycle (generally, not less than three years) and the number of performance shares and units that have been earned based on performance relative to the performance goals discussed above. Shares and units may also be deemed earned upon the occurrence of certain events, such as a change in control. A participant’s rights with respect to performance shares, performance units, restricted stock and restricted stock units upon such participant’s termination of employment or service is determined by the Compensation Committee at the time of grant and set forth in the participant’s award agreement.

Payment of earned unit awards may, at the discretion of the Compensation Committee, be distributed in the form of cash, shares of our stock or a combination thereof.

Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the restrictions have lapsed. Subject to the forfeiture and transfer restrictions applicable to the award, a participant has all of the rights of a shareholder in respect of any award of restricted stock. The Compensation Committee may permit a participant who receives a restricted stock unit award to receive currently or on a deferred basis dividends or dividend equivalents and/or other cash payments in addition to or in lieu of such award.

Stock options. Options granted under the Omnibus Plan are non-statutory stock options. The exercise price of any stock option granted may not be less than 100% of the fair market value of the underlying shares at the time of grant, except in the case of awards granted as replacements for awards that are assumed, converted or substituted in connection with a merger or acquisition. The Compensation Committee is not permitted to subsequently reduce the exercise price or otherwise reprice options after they have been granted.

The Compensation Committee has broad discretion as to the terms and conditions upon which options shall be exercisable, but under no circumstances may an option have a term exceeding 10 years from the date of grant. Options will become exercisable in accordance with the vesting schedule provided in the participant’s option agreement (generally, over not less than three years). A participant’s rights with respect to options upon such participant’s termination of employment or service is generally determined by the Compensation Committee at the time of grant and set forth in the participant’s option agreement.

Dividend equivalents. Under the Omnibus Plan, the Compensation Committee may grant to participants the right, known as a dividend equivalent, to receive payments in cash or in shares of MBIA stock, based on dividends with respect to shares of MBIA stock. Dividend equivalents may be granted in connection with other awards, in addition to other awards, or unrelated to other awards, provided that no dividend equivalents will be payable in respect of any option or any unvested award.

Change in control. Except as provided below, if the Company experiences a “change in control” (as defined in the Omnibus Plan), each option and each award of restricted stock and each restricted stock unit grant will be treated as fully vested and will no longer be subject to forfeiture and transfer restrictions. Additionally, each option will be canceled in exchange for an amount equal to the excess, if any, of the fair market value on the date of the change in control over the exercise price or base value of such award, and each award of restricted stock and each restricted stock unit scheduled to vest solely based on continued employment or service for a fixed period of time will similarly be canceled in exchange for an amount equal to the highest price offered in the change in control transaction. All outstanding performance shares and performance units will be canceled in exchange for a payment equal to a pro rata portion of the performance shares or the value of the performance units earned as of the date of the change in control, based on performance achieved in respect of the relevant performance goals and the portion of the performance cycle that has been completed. All outstanding restricted stock and restricted stock units scheduled to vest upon the achievement of performance goals shall become vested and/or shall pay out pro rata based on the performance achieved as of the date of the change in control. Any portion of an award of performance shares, performance units, performance-based restricted stock or performance-based restricted stock units that relates to the uncompleted portion of the performance cycle and therefore does not become earned or vested as of the date of the change in control shall be converted into an equivalent valued award of restricted stock or restricted stock units of the employer following the change in control (subject to such new employer’s approval), which will vest solely based on continued employment or service through the end of the performance cycle to which the award had previously been subject. If the new employer does not approve the award described in the preceding sentence, then the entire value of the award will become fully vested and/or paid out upon the change in control. All payments related to a change in control will generally be made in cash, unless the Compensation Committee permits payment to be made in shares of the surviving corporation having an equivalent value.

For purposes of the Omnibus Plan, “change in control” means:

•	an acquisition of 25% or more of voting shares by a person other than the Company, its subsidiaries or its employee benefit plans or by Warburg Pincus Equity Fund X;

•	a change in a majority of the members of the Company’s Board over the course of 24 months without the approval of the board members at the beginning of such period; and

•

a merger, reorganization or similar transaction (including a sale of substantially all assets), where the Company’s shareholders immediately prior to such transaction do not control a majority of the voting power of the surviving entity immediately after the transaction.

However, if the Compensation Committee (as constituted before the change in control) determines that each of the following conditions are satisfied, there will be no acceleration of the vesting, or lapsing of restrictions, of any options, time-vesting restricted stock, or time-vesting restricted stock units, and there will be no payment made in respect of such awards by reason of the change in control:

•	all outstanding awards will be honored or assumed by the new employer or one of its affiliated companies;

•	the honored or assumed awards will have substantially equivalent economic value, at the time of the change in control, to the awards in respect of our stock;

•	the honored or assumed awards will relate to securities that are or will shortly be publicly traded on an established United States securities market;

•	the terms and conditions (such as vesting and exercisability) of the honored or assumed awards are at least equal to or better than the terms of the awards related to our stock; and

•

the honored or assumed awards provide that, upon the involuntary termination of the award recipient’s employment without cause within 24 months following the change in control, the awards will be deemed vested or exercisable, as the case may be.

Term of the Omnibus Plan. Subject to shareholder approval, no award may be granted under the Omnibus Plan after December 31, 2020. Prior to its amendment in March 2012, no award could be granted under the plan after May 2015. The Omnibus Plan may be amended or terminated at any time by the Board, except that no amendment may adversely affect existing awards and no amendment may be made without shareholder approval if the amendment would materially increase benefits to participants, materially increase the number of shares that may be issued under the Omnibus Plan or the individual award limits (except in the case of adjustments permitted in the event of a stock dividend, stock split, recapitalization or certain other corporate transactions) or materially modify the requirements for participation, or if such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is imposed by the rules of the NYSE, that the Compensation Committee determines to be applicable.

Description of federal income tax consequences under the Omnibus Plan. The following discussion summarizes the Federal income tax consequences of the Omnibus Plan based on current provisions of the Internal Revenue Code, which are subject to change. The summary does not cover any foreign, state or local tax consequences of participation in the Omnibus Plan.

Performance shares. When payment is made to a participant in respect of earned performance shares granted under the Omnibus Plan, the participant will have taxable ordinary income in an amount equal to the amount of cash and the fair market value of any shares of our stock that such participant receives in payment on such award. We will receive a Federal income tax deduction in an amount equal to the amount paid to the participant, unless the amount is paid by a subsidiary or affiliate that is not part of our consolidated Federal return, in which case, the subsidiary or affiliate, as the case may be, will receive the deduction.

Restricted stock. Unless a participant makes the election described below, a grant of restricted stock will not result in taxable income to the participant or a deduction to us (or the unconsolidated subsidiary or affiliate employing the participant) in the year of grant. The value of such restricted stock will be taxable to a participant as ordinary income in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted stock on the date of grant, provided the participant makes the election within 30 days after the date of such grant. If such an election were made, the participant would not be allowed to deduct at a later date the amount included as taxable income if the participant should forfeit the shares of restricted stock. The amount of ordinary income recognized by a participant is deductible by us (or the unconsolidated subsidiary or affiliate employing the participant) in the year such income is recognized by the participant, provided such amount constitutes reasonable compensation to the participant. If the election described above is not made, then prior to the lapse of restrictions, dividends paid on the shares subject to such restrictions will be taxable to the participant as additional compensation in the year received, and we (or the unconsolidated subsidiary or affiliate employing the participant) will be allowed a corresponding deduction.

Non-statutory options. When an optionee exercises an option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be ordinary income to the optionee and will be allowed as a deduction for Federal income tax purposes to us (or the unconsolidated subsidiary or affiliate employing the participant). When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the market value of the shares on the date of exercise will be treated as long- or short-term capital gain, depending upon the holding period of the shares. If the amount received upon disposition of the shares is less than the market value of the shares on the date of exercise, the loss will be treated as long- or short-term capital loss, depending upon the holding period of the shares. If permitted by the Compensation Committee, an optionee transfers an option by gift, the optionee will still have ordinary income upon the exercise of the option by the transferee equal to the excess of the fair market value of the shares on the date of exercise over the option price. The transfer of an option by gift may also result in a gift tax liability to the optionee depending on the fair market value of the option at the time of such transfer. If the option is exercisable at the time of the transfer the gift will occur at the time of transfer. The Internal Revenue Service has ruled that if the option is not exercisable at the time of transfer, the gift will be deemed to occur on the date the option becomes exercisable.

Performance units and restricted stock units. Generally, when a participant receives payment with respect to earned performance units or restricted stock units granted under the Omnibus Plan, the amount of cash and the fair market value of the shares received will be ordinary income to such participant, and we (or the unconsolidated subsidiary or affiliate employing the participant) will be allowed a corresponding deduction for Federal income tax purposes.

Dividend equivalents. Generally, when a participant receives payment with respect to dividend equivalents, the amount of cash and the fair market value of any shares received will be ordinary income to such participant. We will receive a Federal income tax deduction in an amount equal to the amount paid to the participant, unless the amount is paid by a subsidiary or affiliate that is not part of our consolidated Federal return, in which case, the subsidiary or affiliate, as the case may be, will receive the deduction.

Deferred compensation limitations. No awards will be granted, deferred, paid out or modified under the Omnibus Plan in a manner that would result in the imposition of a penalty tax under Section 409A of the Internal Revenue Code.

Securities authorized for issuance under equity compensation plans. The following table provides information as of December 31, 2011 with respect to the shares of common stock that may be issued to our employees and directors under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#) (2)
Equity compensation plans approved by security holders	6,566,219	21.33	6,563,701
Equity compensation plans not approved by security holders	-	-	-
Total	6,566,219	21.33	6,563,701

1	Includes 134,852 phantom shares granted under the Deferred Compensation and Stock Ownership Plan for Non-Employee Directors and the MBIA Inc. 2005 Non-Employee Director Deferred Compensation Plan and 6,294 restricted stock units awarded to employees granted under the MBIA Inc. 2005 Omnibus Incentive Plan. The weighted-average exercise price in column (b) does not take these awards into account.

2	Includes 6,533,715 shares of common stock available for future grants under the MBIA Inc. 2005 Omnibus Incentive Plan and 29,986 shares of common stock available for future grants under the MBIA Inc. 2005 Non-Employee Director Deferred Compensation Plan.

The Board of Directors recommends unanimously that you vote for Proposal 3 to approve the 2005 Omnibus Incentive Plan as amended through March 2012.

Vote necessary to approve the 2005 Omnibus Incentive Plan as amended through March 2012. The approval of the 2005 Omnibus Incentive Plan as amended through March 2012 requires that the votes cast by shareholders favoring approval exceed the votes cast opposing approval. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome.

Proposal 4: Selection of independent auditors

Since its founding in 1986, MBIA has used PricewaterhouseCoopers LLP as its independent auditor. From 1974 to 1986, PwC served the same role for MBIA’s predecessor organization, the Municipal Bond Insurance Association. During 2011, PwC examined the accounts of the Company and its subsidiaries and also provided tax advice and other permissible services to the Company. Upon recommendation of the Audit Committee, the Board has appointed PwC as the independent auditors of the Company for 2012, subject to shareholder approval.

We expect that one or more representatives of PwC will be available at the Annual Meeting to make a statement, if desired, and to answer questions from those shareholders present.

The Board of Directors recommends unanimously that you vote FOR Proposal 4 to hire PricewaterhouseCoopers LLP as independent auditors for the Company.

Vote necessary to hire PwC as auditors. The approval to hire PricewaterhouseCoopers LLP as independent auditors for the Company requires that the votes cast by shareholders favoring approval exceed the votes cast opposing approval. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome.

Other matters and shareholder proposals

The Board knows of no other business to be brought before the meeting other than what is set forth above. If other matters are introduced at the meeting, the individuals named as proxies on the enclosed proxy card are also authorized to vote upon such matters using their own discretion.

Shareholder proposals intended for inclusion in the proxy materials for the Company’s 2013 Annual Meeting of Shareholders must be received by the Company’s Secretary no later than November 21, 2012, which is 120 days prior to the anniversary of the mailing date for this proxy statement. Under the terms of the Company’s By-Laws, shareholders who wish to present an item of business at the 2013 Annual Meeting must provide notice to the Secretary of the Company at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the Annual Meeting (or if the Company does not publicly announce its Annual Meeting date 70 days in advance of such meeting date, by the close of business on the tenth day following the day on which notice of the meeting date is mailed to shareholders or publicly made).

Householding of Annual Meeting materials

The SEC permits companies to send a single copy of their annual report and proxy statement or Notice of Internet Availability of Proxy Materials to any household at which two or more shareholders reside if it appears that they are members of the same family. Each shareholder residing in the same household, however, will continue to receive a separate proxy card or voting instruction form. This procedure, referred to as “householding,” is intended to reduce the volume of duplicate information that shareholders receive and reduce mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement and the attached annual report or Notice of Internet Availability of Proxy Materials will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address requested that multiple sets of documents be sent. If shareholders received one set of materials due to householding, they may revoke their consent for future mailings at any time and may request that a separate set of materials be sent to them by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

By Order of the Board of Directors,

Ram D. Wertheim

Secretary

Exhibit A

THE MBIA INC. 2005

OMNIBUS INCENTIVE PLAN

(As amended through March 2012)

SECTION 1. PURPOSE

The purposes of The MBIA Inc. 2005 Omnibus Incentive Plan (the “Plan”) are to promote the interests of MBIA Inc. and its shareholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of MBIA Inc.

SECTION 2. DEFINITIONS

(a) Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with such person.

“Award” means any grant or award made pursuant to Sections 5 through 8, inclusive.

“Award Agreement” means an agreement between the Company and a Participant, setting out the terms and conditions relating to an Award granted under the Plan.

“Board of Directors” means the Board of Directors of the Company.

“Cause” means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the company or any Subsidiary.

“Change in Control” shall be deemed to have occurred if:

(i) any person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power (as defined below) of the Company’s securities (notwithstanding anything else contained in this clause to the contrary, the acquisition by Warburg Pincus Equity Fund X (the “WP Fund”), of beneficial ownership of twenty-five percent (25%) or more of either the then outstanding shares of stock or the combined voting power of the Corporation’s then outstanding voting securities, whether pursuant to the Investment Agreement, dated as of December 10, 2007, between the WP Fund and the Corporation or otherwise, shall not constitute a Change in Control); or

(ii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

(iii) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the shareholders of the Company (a “Corporate Event”), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event.

“Change in Control Price” means, (i) with respect to Awards other than Options, the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs and (ii) with respect to Options, the Fair Market Value of the Common Stock on the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation & Organization Committee of the Board or such other committee of the Board as the Board shall designate from time to time, consisting of two or more members, each of whom is intended to be an “independent” director under New York Stock Exchange Listing requirements, a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Act, and an “outside director” within the meaning of section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

“Common Stock” or “Stock” means the common stock of the Company, par value $1.00 per share.

“Company” means MBIA Inc., a Connecticut corporation, and any successor thereto.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other termination of a Participant’s employment under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan, provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement.

“Dividend Equivalent” means the right, granted under Section 8 of the Plan, to receive payments in cash or in shares of Common Stock, based on dividends with respect to shares of Common Stock.

“Eligible Director” means a director of the Company who is not an employee of the Company or any Subsidiary.

“Effective Date” means the date, following adoption of this Plan by the Board of Directors, on which this Plan is approved by a majority of the votes cast at a duly constituted meeting of the shareholders of the Company.

“Employee” means any officer or employee of the Company or any Subsidiary (as determined by the Committee in its sole discretion).

“Employer” means the Company and any Subsidiary, and, in the discretion of the Committee, may also mean any business organization that is an Affiliate (i.e., an Affiliate corporation 40% of whose outstanding voting securities are owned by a Subsidiary).

“Fair Market Value” means, on any date, the closing price of the Common Stock as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Option” means a stock option granted under Section 7. Options granted under the Plan are not intended to qualify as incentive stock options under section 422 of the Code.

“Participant” means an Employee or Eligible Director who is selected by the Committee to receive an Award under the Plan.

“Performance Cycle” means the period of years selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares, Performance Units, performance-based Restricted Stock or performance-based Restricted Stock Units has been earned or vested, which shall not be less than 2 years.

“Performance Goals” means the objectives established by the Committee for a Performance Cycle pursuant to Section 5(c) for the purpose of determining the extent to which an award of Performance Shares, Performance Units, performance-based Restricted Stock or performance-based Restricted Stock Units has been earned or vested.

“Performance Share” means an award granted pursuant to Section 5 of the Plan of a contractual right to receive a share of Common Stock (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.

“Performance Unit” means a dollar denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Section 5 of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.

“Prior Plans” means the MBIA Inc. 1987 Stock Option Plan, the MBIA Inc. 2000 Stock Option Plan, the MBIA Inc. Annual and Long-Term Incentive Plan (Effective as of January 1, 2002), and the MBIA Inc. Restricted Stock Plan for Non-Employee Directors.

“Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Stock and Restricted Stock Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Restricted Stock” means shares of Stock contingently granted to a Participant under Section 6 of the Plan.

“Restricted Stock Unit” means a stock denominated unit contingently awarded under Section 6 of the Plan.

“Retirement” means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant’s employment upon six months advance written notice, at or after the Participant (i) reaches age 55 and (ii) has completed at least five years of service.

“Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power or in which the Company has, either directly or indirectly, a material equity interest and which the Committee has designated as a “Subsidiary” for purposes of this definition.

“Termination of Service” means the date upon which a non-employee director ceases to be a member of the Board.

“Voting Power” when used in the definition of Change in Control shall mean such specified number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

(b) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. POWERS OF THE COMMITTEE

(a) Eligibility. Each Employee and Eligible Director who, in the opinion of the Committee, has the capacity to contribute to the successful performance of the Company, is eligible to be a Participant in the Plan.

(b) Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees and Eligible Directors, if any, to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

(c) Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, shareholders, Employers, each Participant and each Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.

(d) Delegation by the Committee. The Committee may delegate to the Chief Executive Officer of the Company the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Act, pursuant to such conditions and limitations as the Committee may establish.

(e) Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (x) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (y) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.

SECTION 4. MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) Number. Subject in all cases to the provisions of this Section 4, the maximum number of shares of Stock that are available for Awards shall be 14,000,000 shares of Stock. Any shares issued under the Plan in connection with Options shall be counted against this limit as one share for every one share covered by such Option; for Awards other than Options, any shares issued shall be counted against this limit as 1.28 shares for every one share issued. Following the Effective Date, no new Awards shall be granted under the Prior Plans and any shares authorized but unissued under the Prior Plans shall be canceled. Shares of Stock may be made available from Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose. Awards may be granted under the Plan in order to cover shares issuable in connection with awards made under the MBIA Annual Incentive Plan (the “Annual Plan”) and any other plans, arrangements or agreements of the Company, as in effect from time to time. Shares issued under the Plan in connection with awards that are assumed, converted or substituted pursuant to a merger or an acquisition will not count against the share reserve under this Section 4.

(b) Canceled, Terminated, or Forfeited Awards, etc. If, after the Effective Date, any Award granted hereunder or any award granted under any of the Prior Plans expires, is settled for cash or is terminated unexercised, any shares of Stock covered by such lapsed, canceled, cash-settled or expired portion of such Award or Prior Plan award shall become available for new grants under this Plan, provided that any such shares previously subject to Options or options granted under any of the Prior Plans shall be counted as one share for every one share covered by such Option or Prior Plan option and any such shares previously subject to Awards other than Options or Prior Plan awards other than options shall be counted as two shares for every one share under such initial Award or Prior Plan award. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares available for Awards under paragraph (a) of this Section: (i) shares tendered by the Participant or withheld by the Company in payment of the exercise price of Options or options granted under any of the Prior Plans, or to satisfy any tax withholding obligation with respect to Options or options granted under the Prior Plans, and (ii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under any of the Prior Plans.

(c) Individual Award Limitations. No Participant may receive a vested right to more than 1 million shares of stock in respect of Performance Shares and performance-based Restricted Stock and Restricted Stock Units under the Plan in any one year period. No Participant may receive Options on more than 1 million shares of Stock under the Plan in any one year period. No Participant may receive a payout for Performance Units under the Plan in any one year period with a value of more than $5 million (or the equivalent of such amount denominated in the Participant’s local currency).

(d) Adjustment in Capitalization. In the event that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below fair market value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold under the Plan, including, without limitation, the individual limitations described in Section 4(c) above and any limits on the types of Awards that may be made under the Plan, (ii) the number and kind of shares subject to outstanding Options and other Awards, and (iii) the grant, exercise or conversion price with respect to any Award. In addition, the Committee may, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award. Unless the Committee shall otherwise determine, following any such adjustment, the number of shares subject to any Option or other Award shall always be a whole number.

SECTION 5. PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. Any adjustments to such Performance Goals shall be approved by the Committee. The Committee shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from each other), and there may be more than one Performance Cycle in existence at any one time. Performance Shares and Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

(b) Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. In addition to the achievement of the specified Performance Goals, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on such conditions as the Committee shall specify. The Committee may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share or Performance Unit Award.

(c) Performance Goals. At the discretion of the Committee, Performance Goals may be based on any or all of the following Performance measures: (i) revenue growth, (ii) earnings before interest, taxes, depreciation and amortization, (iii) operating income, (iv) pre- or after-tax income, (v) cash flow, (vi) cash flow per share, (vii) net earnings, (viii) earnings per share, (ix) return on equity, (x) return on invested capital or risk adjusted return on allocated capital, (xi) return on assets, (xii) economic value added (or an equivalent metric), (xiii) share price performance, (xiv) total shareholder return, (xv) improvement in or attainment of expense levels, (xvi) improvement in or attainment of working capital levels, (xvii) book value, modified book value or adjusted book value per share, (xviii) adjusted gross premium and adjusted direct premium, (xix) net present value of projected net income after cost of capital, (xx) the credit quality and performance of the insured portfolios of the Company’s insurance subsidiaries, (xxi) the amount of assets under management of the Company’s investment management business, (xxii) improvement in capital structure, (xxiii) adjusted pre-tax income and (xxiv) such other criteria as may be determined by the Committee. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. When establishing Performance Goals for a Performance Cycle, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company or any Employer, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchase, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).

(d) Special Rule for Performance Goals. If, at the time of grant, the Committee intends a Performance Share Award or Performance Unit (or a performance-based Award of Restricted Stock or Restricted Stock Units) to qualify as “other performance based compensation” within the meaning of Section 162(m)(4) of the Code, the Committee must establish Performance Goals for the applicable Performance Cycle no later than the 90th day after the Performance Cycle begins (or by such other date as may be required under Section 162(m) of the Code).

(e) Negative Discretion. Notwithstanding anything in this Section 5 to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 5(h) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized.

(f) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (including, without limitation, the maximum amounts payable under Section 4(c)), but subject to the maximum number of shares available for issuance under Section 4(a) of the Plan, (i) the Committee shall have the right, in its discretion, to grant a bonus in cash, in shares of the Company’s Common Stock or in any combination thereof, to any Participant who is not a Covered Employee (as such term is defined in Section 162(m) of the Code) for the year in which the amount paid would ordinarily be deductible by the Company for federal income tax purposes in an amount up to the maximum bonus payable, based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount in any Performance Period, regardless of whether performance objectives are attained.

(g) Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Committee shall certify in writing the number of Performance Shares (or performance-based Restricted Stock or Restricted Stock Units) and the number and value of Performance Units which have been earned or vested on the basis of performance in relation to the established Performance Goals.

(h) Payment of Awards. Payment or delivery of Stock with respect to earned Performance Shares and earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s certification under paragraph 5(g) above, provided that (i) payment or delivery of Stock with respect to earned Performance Shares and earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Shares or Performance Units pursuant to Section 9(a)(ii) shall be distributed in accordance with Section 9(a)(iii). The Committee shall determine whether earned Performance Shares and earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Stock on the date of the Committee’s certification under paragraph 5(g) above. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award of shares of Common Stock, including conditioning the vesting of such shares on the performance of additional service.

(i) Newly Eligible Participants. Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares or Performance Units after the commencement of a Performance Cycle.

(j) Termination of Employment or Service.

(i) Termination Generally. A Participant’s rights, if any, with respect to Performance Shares and Performance Units upon termination of the Participant’s employment or service shall be determined by the Committee at the time the Award is granted and shall be set forth in the Award Agreement covering such Performance Shares or Performance Units.

(ii) Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 5(j), Section 9 shall determine the treatment of Performance Shares and Performance Units upon a Change in Control.

(iii) Retirement Termination. With respect to Performance Shares and Performance Units granted on or after November 8, 2006, except as otherwise determined by the Committee at the time the Award is granted and set forth in the Award Agreement covering such Performance Shares or Performance Units, a Participant’s Performance Shares and Performance Units shall continue to be earned and paid in accordance with their terms following the Participant’s Retirement and, notwithstanding any contrary provision in this Plan or Award Agreement related to termination of employment (other than Retirement), a Participant shall be deemed to continue employment with the Company following the Participant’s Retirement.

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee, or on such other date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (ii) the Restriction Period(s) and (iii) such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Grants of Restricted Stock shall be evidenced by a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time). No shares of Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Awards.

(b) Vesting. Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restriction Period. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with his or her Employer on such date, the Restriction Period shall lapse in accordance with the schedule provided in Participant’s restricted stock agreement. For Employees of the Company, the Restriction Period for Awards that vest solely based on continued employment for a fixed period of time shall be no less than three years, except in the case of (i) Awards made to newly hired Employees in order to replace awards from a prior employer, which were forfeited, (ii) Awards made under this or any other Company incentive plans as a form of payment of earned compensation and (iii) Awards providing for an acceleration of vesting upon certain qualifying terminations of employment or upon a Change in Control, as set forth in the relevant Award Agreement. The Restriction Period may lapse with respect to portions of Restricted Stock and Restricted Stock Units on a pro rata basis, or it may lapse at one time with respect to all Restricted Stock and Restricted Stock Units in an Award. The Restriction Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Award. In its discretion, the Committee may also establish performance-based vesting conditions with respect to Awards of Restricted Stock and Restricted Stock Units (in lieu of, or in addition to, time-based vesting) based on one or more of the Performance Goals listed in Section 5(c) (and meeting the corresponding requirements under Sections 5(d) and 5(g)), during a Performance Cycle selected by the Committee.

(c) Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restriction Period for any Restricted Stock Awards, the Company shall remove the restrictions applicable to the bookkeeping entry evidencing the Restricted Stock Awards, and shall, upon request, deliver the stock certificates evidencing such Restricted Stock Awards to the Participant or the Participant’s legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock.

(d) Restrictions on Transfer. Except as provided herein or in an Award Agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period. Any such attempt by the Participant to sell, assign, transfer, pledge or encumber shares of Restricted Stock and Restricted Stock Units without complying with the provisions of the Plan shall be void and of no effect.

(e) Termination of Employment or Service.

(i) Termination Generally. A Participant’s rights, if any, with respect to Restricted Stock and Restricted Stock Units upon termination of the Participant’s employment or service shall be determined by the Committee at the time the Award is granted and shall be set forth in the Award Agreement covering such Restricted Stock or Restricted Stock Units.

(ii) Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 6(e), Section 9 shall determine the treatment of Restricted Stock and Restricted Stock Units upon a Change in Control.

(iii) Retirement Termination. With respect to Restricted Stock and Restricted Stock Units granted on or after November 8, 2006, except as otherwise determined by the Committee at the time the Award is granted and set forth in the Award Agreement covering such Restricted Stock or Restricted Stock Units and, notwithstanding any contrary provision in this Plan or Award Agreement related to termination of employment (other than Retirement), upon a Participant’s Retirement, restrictions on the shares of Restricted Stock and Restricted Stock Units granted under the Plan shall lapse.

SECTION 7. STOCK OPTIONS

(a) Grant. Options may be granted to Participants at such time or times as shall be determined by the Committee. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. Notwithstanding the preceding sentence,

Options granted as replacement Awards for awards that are assumed, converted or substituted pursuant to a merger or acquisition may have an exercise price less than the Fair Market Value of the Stock on the date of grant. Other than pursuant to Section 4(c), the Committee shall not without the approval of the Company’s shareholders (i) lower the exercise price of an Option after it is granted, (ii) cancel an Option when the exercise price exceeds the Fair Market Value of the Stock in exchange for cash or another Award (other than in connection with a Change in Control), or (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange.

(c) Vesting and Exercisability. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with his or her Employer on such date, each Option awarded to a Participant under the Plan shall become vested and exercisable in accordance with the vesting schedule provided in the Participant’s option agreement, but in no event later than ten years from the date of grant. Options awarded to Employees under the Plan shall vest over a period of not less than three years from the date of grant (either on a cliff-vesting or a pro rata basis), except in the case of (i) Options granted to newly hired Employees in order to replace awards from a prior employer, which were forfeited and (ii) Options providing for an acceleration of vesting upon certain qualifying terminations of employment or upon a Change in Control, as set forth in the relevant Award Agreement. Options may also become exercisable, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Option. In its discretion, the Committee may also establish performance conditions with respect to the exercisability of any Option. No Option shall be exercisable on or after the tenth anniversary of its grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment. No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made (i) in cash or its equivalent, (ii) by exchanging shares of Stock owned by the optionee for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price, (iv) to the extent permitted by the Committee, through an arrangement with a broker approved by the Company (or through an arrangement directly with the Company) whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock, or (v) to the extent permitted by the Committee, through net settlement in Stock. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

(e) Termination of Employment or Service.

(i) Termination Generally. A Participant’s rights, if any, with respect to Options upon termination of the Participant’s employment or service, shall be determined by the Committee at the time the Award is granted and shall be set forth in the Award Agreement covering such Options.

(ii) Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 7(e), Section 9 shall determine the treatment of Options upon a Change in Control.

(iii) Retirement Termination. With respect to Options granted on or after November 8, 2006, except as otherwise determined by the Committee at the time the Award is granted and set forth in the Award Agreement covering such Options and, notwithstanding any contrary provision in this Plan or Award Agreement related to termination of employment (other than Retirement), upon a Participant’s Retirement, Options granted under the Plan shall continue to become exercisable in accordance with Section 7(b) of the Plan as if such Participant remained in the Company’s employ for an additional four years (or such lesser period as the Committee may specify at or after grant) following Retirement, and shall remain exercisable until the earlier of (A) the fourth anniversary (or such lesser period as the Committee may specify at or after grant) of the Participant’s Retirement and (B) the date on which the Options otherwise expires in accordance with its stated term.

SECTION 8. DIVIDEND EQUIVALENTS

Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Committee. Notwithstanding the foregoing, except to the extent that any stock, property or extraordinary dividend would require an adjustment to such Award pursuant to Section 4(d), no Dividend Equivalents shall be payable in respect of any Option (whether vested or unvested) or any other type of Award that is unvested. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

SECTION 9. CHANGE IN CONTROL

(a) Accelerated Vesting and Payment.

(i) In General. Unless the individual Award Agreement provides otherwise and subject to the provisions of Sections 9(a)(ii) and 9(b), upon a Change in Control (A) all outstanding Options shall become vested and exercisable immediately prior to the Change in Control and (B) the Restriction Period on all outstanding Restricted Stock and Restricted Stock Units scheduled to vest solely based on continued employment or service for a fixed period of time shall lapse immediately prior to the Change in Control. Additionally, subject to the provisions of Sections 9(a)(ii) and 9(b), the Committee (as constituted prior to the Change in Control) shall provide that in connection with the Change in Control (x) each Option shall be canceled in exchange for an amount (payable in accordance with Section 9(a)(iii)) equal to the excess, if any, of the Change in Control Price over the exercise price for such Option and (y) each such share of Restricted Stock and each such Restricted Stock Unit shall be canceled in exchange for an amount (payable in accordance with Section 9(a)(iii)) equal to the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

(ii) Performance Shares, Performance Units and Performance-Based Restricted Stock and Restricted Stock Units. Unless the individual Award Agreement provides otherwise, in the event of a Change in Control, (A) each outstanding Performance Share and Performance Unit shall be canceled in exchange for a payment equal to the pro rata portion of the Performance Shares and the value of the Performance Units earned as of the date of the Change in Control, based on both performance achieved in respect of the relevant Performance Goals and the portion of the Performance Cycle that has been completed through the date of the Change in Control and (B) each Award of Restricted Stock and Restricted Stock Units scheduled to vest based (in part or in whole) upon the achievement of specified Performance Goals shall become vested and/or paid out pro rata, based on both the performance achieved in respect of the relevant Performance Goals and the portion of the Performance Cycle that has been completed through the date of the Change in Control. With respect to the portion of any Award of Performance Shares, Performance Units, performance-based Restricted Stock or performance-based Restricted Stock Units for which Performance Goals have been partially or fully satisfied as of the Change in Control date, but which relates to the uncompleted portion of the Performance Cycle and therefore does not become earned or vested as of the Change in Control date in accordance with the preceding sentence, such unearned or unvested portion of the Award shall be converted into an equivalent valued Alternative Award (as described in Section 9(b)) of restricted stock or restricted stock units of the New Employer that will vest solely based upon the Participant’s continued employment or service through the end of the Performance Cycle to which the Award had previously been subject. If the New Employer declines to grant an Alternative Award as described in the preceding sentence, then such portion of the Award shall become fully vested and/or paid out upon such Change in Control. The intent of this Section 9(a)(ii) can be illustrated by the following example:

A Participant has been granted 60,000 Performance Shares subject to a 3-year Performance Cycle. At the end of the second year of the Performance Cycle, a Change in Control occurs and as of the Change in Control date, 50% of the relevant Performance Goals have been met. Under Section 9(a)(ii), the Participant will be entitled to receive a payment in respect of such Performance Shares equal to the value of 20,000 Performance Shares (i.e., 2/3 of 60,000, times 50%). Additionally, the Participant will be entitled to receive an Alternative Award of restricted stock or restricted stock units (or an immediate payment if the New Employer declines to grant such an Alternative Award) with a value equal to 10,000 Performance Shares (i.e., the portion of the Award that did not vest because it relates to the uncompleted portion of the Performance Cycle).

(iii) Payments. Payment of any amounts calculated in accordance with Sections 9(a)(i) and (ii) shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the New Employer having an aggregate fair market value equal to such amount or in a combination of such shares of stock and cash. To the extent permitted under Section 11(h), all amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the Change in Control. For purposes hereof, the fair market value of one share of stock of the New Employer shall be determined by the Committee (as constituted prior to the consummation of the transaction constituting the Change in Control), in good faith.

(b) Alternative Awards. Notwithstanding Sections 9(a)(i) and 9(a)(iii), no cancellation, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award (other than performance-based Awards described under Section 9(a)(ii)) if the Committee reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(i) be based on securities which are traded on an established United States securities market, or which will be so traded within 60 days of the Change in Control;

(ii) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (determined by the Committee in good faith at the time of the Change in Control); and

(iv) have terms and conditions which provide that if the Participant’s employment is involuntarily terminated other than for cause within 24 months following the Change in Control, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

(c) Termination of Employment or Service Prior to Change in Control. To the extent provided by the Committee at or after the time of grant, in the event that any Change in Control occurs as a result of any transaction described in clause (ii) or (iii) of the definition of such term, any Participant whose employment or service is involuntarily terminated other than for Cause on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Section 9), as continuing in the Company’s employment or service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

SECTION 10. EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

The Plan shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 10, until December 31, 2020. The Board of Directors or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d), materially increase the number of shares of Stock subject to the Plan or the individual Award limitations specified in Section 4(c), (iii) materially modify the requirements for participation in the Plan, (iv) materially modify the Plan in any other way (including, but not limited to, lowering the exercise price of an outstanding stock option) that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange or (v) cancel an Option when the exercise price exceeds the Fair Market Value of the Stock in exchange for cash. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 11. GENERAL PROVISIONS

(a) Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld.

(b) Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(c) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees, in cash or property, in a manner which is not expressly authorized under the Plan.

(d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company. The Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

(e) No Rights as Shareholder. Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder thereof.

(f) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut (without reference to the principles of conflicts of law).

(g) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

(h) Compliance with Code Section 409A. No Awards shall be granted, deferred, paid out or modified under this Plan in a manner that would result in the imposition of a penalty tax under section 409A of the Code.

(i) Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

(j) Amendment of Award. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which (i) an Option becomes exercisable, (ii) a Performance Share or Performance Unit is deemed earned, or (iii) Restricted Stock and Restricted Stock Units becomes nonforfeitable, except that no outstanding Option may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d)) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect the Participant’s rights under such Award, whether in whole or it part.

(k) Deferrals. Subject to Section 11(h), (i) the Committee may postpone the exercising of Awards, the issuance or delivery of Stock under, or the payment of cash in respect of, any Award or any action permitted under the Plan and (ii) a Participant may electively defer receipt of the shares of Stock or cash otherwise payable in respect of any Award (including, without limitation, any shares of Stock issuable upon the exercise of an Option), in each case, upon such terms and conditions as the Committee may establish from time to time.

(l) No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(m) No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

(n) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

MBIA INC. 113 KING STREET ARMONK, NY 10504

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MBIA INC.

The Board of Directors recommends you vote FOR the following:				The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
1. Election of Directors	For	Against	Abstain	2. To approve, on an advisory basis, executive compensation.		☐	☐	☐
1a. Joseph W. Brown	☐	☐	☐	3. To approve the Company’s 2005 Omnibus Incentive Plan as amended through March 2012.		☐	☐	☐
1b. David A. Coulter	☐	☐	☐
1c. Steven J. Gilbert	☐	☐	☐

4.   To ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2012.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

						☐	☐	☐
1d. Daniel P. Kearney	☐	☐	☐
1e. Kewsong Lee	☐	☐	☐
1f. Charles R. Rinehart	☐	☐	☐
1g. Theodore Shasta	☐	☐	☐
1h. Richard C. Vaughan	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

This proxy is solicited by the Board of Directors for use at the Annual Meeting of MBIA Inc. on May 1, 2012.

The undersigned hereby appoints Daniel P. Kearney and Richard C. Vaughan and each of them the proxies and agents of the undersigned, each with power of substitution, to vote all shares of Common Stock of MBIA Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at MBIA Inc., 113 King Street, Armonk, New York, on Tuesday, May 1, 2012, at 10:00 a.m. (EDT), and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the matters listed on the reverse side, as described in the MBIA Inc. Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side